Exhibit 10.12

RESEARCH AND DEVELOPMENT AGREEMENT
by and between
HITACHI, LTD.
and
OPNEXT JAPAN, INC.

Dated as of July 31, 2001

TABLE OF CONTENTS

Section 1. Definitions	6

(a) “Affiliate”	6
(b) “Assigned IP”	6
(c) “Average Man-Month Cost”	6
(d) “Business”	6
(e) “Commercially Reasonable Efforts”	6
(f) “Confidential Information”	6
(g) “Cure Period”	6
(h) “Current R&D Projects”	6
(i) “Dispute Notice”	7
(j) “Existing R&D Agreements”	7
(k) “Future R&D Projects”	7
(l) “Hitachi R&D IP”	7
(m) “Intellectual Property”	7
(n) “Inventor”	7
(o) “Jointly Developed Intellectual Property”	7
(p) “Licensed Hitachi R&D IP”	7
(q) “Licensed IP”	7
(r) “Losses”	7
(s) “Mark-Up”	7
(t) “Mark-Up Fee”	7
(u) “Minority-Owned Affiliate”	8
(v) “Monthly Cost”	8
(w) “New Development Costs”	8
(x) “Old Development Costs”	8
(y) “OpNext Japan R&D IP”	8
(z) “Person”	8
(aa) “Project Manager”	8
(bb) “R&D Plan”	8
(cc) “R&D Procedures”	8
(dd) “R&D Project”	8
(ee) “R&D Support”	9
(ff) “Second Closing”	9
(gg) “Second Closing Date”	9
(hh) “Subsidiary”	9
(ii) “Total Project Cost”	9
(jj) “Wholly-Owned Subsidiary”	9

Section 2. Research and Development Obligations	9

(a) Current Research and Development	9
(b) Future Research and Development	10
(i) Meetings	10
(ii) Requests and Forecasts	10
(iii) Support	10

(c) Assignment and License of OpNext Japan R&D IP	10
(i) Assignment and License	10
(ii) Termination Conditions	11
(iii) Review of Obligations	11

Section 3. Exclusions from Research and Development Obligations	11

(a) Hitachi	11
(b) OpNext Japan	12

Section 4. Ownership of Intellectual Property Rights	12

(a) OpNext Japan’s Intellectual Property	12
(b) Hitachi’s R&D Intellectual Property	12
(c) Jointly Developed Intellectual Property	12
(i) Hitachi Owned	12
(ii) Jointly Owned	12
(iii) OpNext Japan Owned	13
(d) Ownership Determination	14

Section 5. Cross License of Intellectual Property	14

(a) OpNext Japan R&D IP License	14
(b) Hitachi R&D IP License	14
(c) Transfer of Licensed IP	14
(d) Termination Conditions	15
(e) Review of Obligations	15

Section 6. Covenants to Protect Intellectual Property	15

(a) Notice of Infringement	15
(b) Infringement Suits on Jointly Developed Intellectual Property	16
(c) Infringement of Licensed Hitachi R&D IP	16

Section 7. Inventor Compensation	16

Section 8. Warranties and Limitations	16

(a) Existing R&D Agreements	16
(b) Disclaimer of Warranties	16
(c) Indemnification by Hitachi	17
(d) IP Infringement Indemnification	17
(e) Indemnification by OpNext Japan	18
(f) Limitation of Liability	18

Section 9. Expenses	18

Section 10. Termination	18

Section 11. Confidentiality	18

(a) Confidentiality Obligations	19
(b) Exclusions	19
(c) Injunctive Relief	20
(d) Ownership	20
(e) Press Releases and Announcements	20

RESEARCH AND DEVELOPMENT AGREEMENT
          THIS RESEARCH AND DEVELOPMENT AGREEMENT (the “R&D Agreement”) is made as of July 31, 2001, by and between HITACHI, LTD., a corporation existing under the laws of Japan (“Hitachi”) and OPNEXT JAPAN, INC., a corporation existing under the laws of Japan and a Wholly-Owned Subsidiary of OpNext, Inc., a Delaware corporation (“OpNext Japan”), pursuant to the terms of the Business Transfer Agreement, dated December 6, 2000 (the “Business Transfer Agreement”) and the Intellectual Property License Agreement, dated July 31, 2001 (the “IP License Agreement”), both of which have been entered into between Hitachi and OpNext Japan, the Stock Contribution Agreement, dated July 31, 2001 entered into between Hitachi and OpNext, Inc., and a Stock Purchase Agreement dated September 19, 2000 the “Existing Purchase Agreement,” as amended by the Amended and Restated Stock Purchase Agreement of even date herewith and as further amended, supplemented or otherwise modified from time to time, the “Stock Purchase Agreement”) and the Stockholders’ Agreement dated July 31, 2001 (the “Stockholders’ Agreement”), both among OpNext, Inc., Hitachi and Clarity Partners, L.P., a Delaware limited partnership (“Clarity”), Clarity OpNext Holdings I, a Delaware limited liability company (“Holdings I”) and Clarity OpNext Holdings II, a Delaware limited liability company (“Holdings II,” together with Clarity and Holdings I, the “Clarity Parties”). All capitalized terms used herein but not defined have the meanings ascribed to such terms in the IP License Agreement, Stock Contribution Agreement, Stockholders’ Agreement and Stock Purchase Agreement.
RECITALS
          WHEREAS, Hitachi has entered into a Stock Purchase Agreement with OpNext, Inc. and Clarity, pursuant to which Hitachi agreed to, among other things, capitalize OpNext Japan and to cause OpNext Japan to use such funds to purchase Assets from Hitachi pursuant to the terms set forth in the Business Transfer Agreement and as a condition to closing under such Stock Purchase Agreement, Hitachi agreed to provide research and development support to OpNext Japan as requested;
          WHEREAS, the Business Transfer Agreement provides the terms and conditions under which Hitachi sold to OpNext Japan all of the Assets, which are necessary or reasonably required for the operation of the fiber optic component business of Hitachi’s Telecommunication Systems Division. The IP License Agreement, which is being concurrently executed herewith, provides the terms and conditions under which Hitachi will be licensing to OpNext Japan the Intellectual Property rights, which are necessary or reasonably required for the operation of the Business and which were not transferred/assigned under the Business Transfer Agreement;
          WHEREAS, Hitachi has expertise necessary to provide “R&D Support” (as defined below); and
          WHEREAS, OpNext Japan desires to receive “R&D Support” from Hitachi, and Hitachi desires to provide such “R&D Support” on the terms and conditions set forth in this R&D Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this R&D Agreement hereby agree as follows:
Section 1. Definitions. The following terms, when used herein with initial capital letters, shall have the respective meanings set forth in this Section 1.
          (a) “Affiliate” of any particular Person shall mean any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.
          (b) “Assigned IP” shall have the meaning set forth in Section 5(b) of the Stock Contribution Agreement.
          (c) “Average Man-Month Cost” shall have the meaning as set forth in Exhibit C.
          (d) “Business” shall mean Hitachi’s fiber optic component business of designing, developing, manufacturing, marketing, distributing and selling Products operated by Hitachi’s Telecommunications Systems Division as of the First Closing and as operated by OpNext Japan between the First Closing and the Second Closing Date.
          (e) “Commercially Reasonable Efforts” shall mean diligent and commercially reasonable and expeditious efforts to accomplish a task or objective in a manner that is at least equal to the efforts, quality and resources devoted by a party that such party would apply to its own high priority task or objective under similar circumstances.
          (f) “Confidential Information” shall mean any information not generally known to the public that is made or disclosed in contemplation of this R&D Agreement or any information related to the Business that is disclosed or made available to the receiving party pursuant to this R&D Agreement that the receiving party reasonably understands to be proprietary or confidential, including all of the following: (i) prototypes, files, analyses, techniques, systems, formulae, research, records, documentation, models, data, databases, ideas, inventions, designs, developments, devices, methods and processes (whether or not patentable and whether or not reduced to practice); (ii) know-how; (iii) Assigned IP; (iv) Licensed IP; (v) Hitachi R&D IP; (vi) OpNext Japan R&D IP; and (vii) other Intellectual Property rights. In addition, Confidential Information shall include the terms and conditions of this R&D Agreement.
          (g) “Cure Period” shall have the meaning set forth in Section 2(c)(ii) of this R&D Agreement.
          (h) “Current R&D Projects” shall mean the research and development projects (including any planned or proposed research and development projects) related to the Business existing as of March 31, 2001, as set forth in Exhibit A.

          (i) “Dispute Notice” shall have the meaning set forth in Section 21 of this R&D Agreement.
          (j) “Existing R&D Agreements” shall have the meaning set forth in Section 3(a) of this R&D Agreement.
          (k) “Future R&D Projects” shall mean research and development projects related to the Business to be undertaken by OpNext Japan and/or its Affiliates or by Hitachi on behalf of OpNext Japan, on and after April 1, 2001.
          (l) “Hitachi R&D IP” shall have the meaning set forth in Section 4(b) of this R&D Agreement.
          (m) “Intellectual Property” shall mean all: (i) patents, patent applications, patent disclosures and inventions (including all extensions, reexaminations, reissues, continuations and renewals related thereto); (ii) copyrights (registered or unregistered and all renewals thereof) and copyrightable works and registrations and applications for registration thereof; (iii) mask works and registrations and applications for registration thereof; (iv) computer software, data, databases and documentation thereof; and (v) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, operating, maintenance and safety materials and drawings, test procedures, test data, sources of materials and supplies, financial and marketing plans and customer and supplier lists and information). Intellectual Property, as referred to in this R&D Agreement, refers to rights throughout the world, including any equivalent of any of the foregoing in any jurisdiction or under any laws, regulations or treaties.
          (n) “Inventor” shall have the meaning set forth in Section 7 of this R&D Agreement.
          (o) “Jointly Developed Intellectual Property” shall mean all Intellectual Property resulting from an R&D Project under this R&D Agreement in accordance with Section 4(c)(ii) hereof, and shall exclude Hitachi R&D IP, Licensed IP and Assigned IP.
          (p) “Licensed Hitachi R&D IP” shall have the meaning set forth in Section 5(b) of this R&D Agreement.
          (q) “Licensed IP” shall have the meaning set forth in Section 3(a) of the IP License Agreement.
          (r) “Losses” shall have the meaning set forth in Section 8(c) of this R&D Agreement.
          (s) “Mark-Up” shall have the meaning as set forth in Exhibit C.
          (t) “Mark-Up Fee” shall mean the fee that Hitachi will charge to OpNext Japan for Hitachi’s past investment in Hitachi R&D IP and Jointly Developed Intellectual

Property that Hitachi agrees to transfer to OpNext Japan as described in Section 4(c)(iii) and shall be determined in accordance with the formula set forth in Exhibit C.
          (u) “Minority-Owned Affiliate” shall mean any entity, that a party, directly or indirectly, at any time, owns or controls twenty percent (20%) to fifty percent (50%) of the voting equity shares or securities convertible into such shares.
          (v) “Monthly Cost” shall have the meaning as set forth in Exhibit C.
          (w) “New Development Costs” shall mean all of the costs related to a particular R&D Project incurred after commencement of such R&D Project on and after April 1, 2001, including operating expenses and charges for the use of any tangible property made available for use in the R&D Project but shall not include the consideration for the use of any existing or underlying Intellectual Property owned or controlled by either party that is used for such R&D Project.
          (x) “Old Development Costs” shall mean all of the costs incurred prior to commencement of a particular R&D Project for development of any existing or underlying Intellectual Property owned or controlled by either party that is used for such R&D Project, including operating expenses and charges for the use of any tangible property made available for use in developing such existing or underlying Intellectual Property.
          (y) “OpNext Japan R&D IP” shall mean: (i) Intellectual Property resulting from the Current R&D Projects, that has been assigned by Hitachi to OpNext Japan pursuant to Section 2(c)(i) below; (ii) Intellectual Property that can be clearly identified as that resulting from Future R&D Projects (excluding any Hitachi R&D IP and Licensed IP) for which OpNext Japan has paid one-hundred percent (100%) of the New Development Costs; and (iii) Jointly Developed Intellectual Property under 4(c)(ii) or Hitachi owned IP under 4(c)(i) that Hitachi has agreed to transfer to OpNext Japan and OpNext Japan has paid a Mark-Up Fee to Hitachi in accordance with Section 4(c)(iii) and Exhibit C.
          (z) “Person” shall mean any individual, corporation, partnership, limited liability company, business trust, association, joint stock company, trust, unincorporated organization, joint venture, firm or other entity or a government or any political subdivision or agency, department or instrumentality thereof.
          (aa) “Project Manager” shall have the meaning set forth in Exhibit D.
          (bb) “R&D Plan” shall mean the plan, which conforms to the requirements of Exhibit D (“R&D Procedures”), prepared jointly by Hitachi and OpNext Japan defining the details of each research and development project related to the Business and the timetable for each such project.
          (cc) “R&D Procedures” shall mean the procedures set forth in Exhibit D.
          (dd) “R&D Project” shall mean Current R&D Project and/or Future R&D Project, as applicable.

          (ee) “R&D Support” shall mean research and development support in connection with the Business provided by Hitachi to OpNext Japan in conformance with the requirements of the R&D Procedures set forth in Exhibit D.
          (ff) “Second Closing” shall mean the closing of the Stock Purchase Agreement.
          (gg) “Second Closing Date” shall mean the date on which the Second Closing occurs.
          (hh) “Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.
          (ii) “Total Project Cost” shall have the meaning as set forth Exhibit C.
          (jj) “Wholly-Owned Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, one-hundred percent (100%) of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Wholly-Owned Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, all of the limited liability company, partnership or total ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more other Wholly-Owned Subsidiaries of that Person or a combination thereof.
Section 2. Research and Development Obligations.
          (a) Current Research and Development. OpNext Japan will have the right to continue the Current R&D Projects attached as Exhibit A to this R&D Agreement. Hitachi will use Commercially Reasonable Efforts to provide R&D Support.

          Hitachi and Clarity shall work together to review the Current R&D Projects. Clarity will have the right to approve Exhibit A to the extent deemed necessary or desired in its sole discretion.
          Hitachi will make Commercially Reasonable Efforts to list all the Current R&D Projects on Exhibit A hereto which schedule may be amended by the parties’ mutual written consent. For nine (9) months following the Second Closing, Hitachi and OpNext Japan agree to cooperate in supplementing Exhibit A to include all the Current R&D Projects.
          (b) Future Research and Development. During the term of this R&D Agreement, Hitachi will provide R&D Support, as requested, to OpNext Japan for Future R&D Projects in accordance with the R&D Procedures. Hitachi will provide such R&D Support consistent with the following:
               (i) Meetings. Hitachi and OpNext Japan will hold quarterly joint review meetings to determine and update the R&D Plan for Future R&D Projects.
               (ii) Requests and Forecasts. Based on the R&D Plan developed in accordance with the R&D Procedures, OpNext Japan will require assistance on a binding basis from Hitachi on specific Future R&D Projects for the upcoming twelve (12) month period. OpNext Japan will also provide Hitachi with a non-binding forecast of Future R&D Projects that OpNext Japan expects to request from Hitachi for the twelve (12) month period following such twelve (12) month period. Hitachi and OpNext Japan will update such forecasts during the quarterly meetings described in Section 2(b)(i) above.
               (iii) Support. Hitachi will be obligated to use Commercially Reasonable Efforts to provide continuous R&D Support for the Future R&D Projects in accordance with the specific binding requests (to be performed in the upcoming twelve (12) month period) from OpNext Japan and for all specific non-binding projects that OpNext Japan forecasts to be requested from Hitachi on a binding basis within the twelve (12) month period following the end of such twelve (12) month period. Hitachi will use Commercially Reasonable Efforts to be able to support the balance of the non-binding forecast.
          (c) Assignment and License of OpNext Japan R&D IP.
               (i) Assignment and License. Hitachi shall assign, and does hereby assign, to OpNext Japan all right, title and interest in and to all Intellectual Property resulting from the Current R&D Projects and which shall be listed on Exhibit B, which is capable of assignment, to the extent such assignment did not occur under the Business Transfer Agreement. Such Intellectual Property shall be deemed to be OpNext Japan R&D IP. Hitachi also shall license, and does hereby license effective as of the First Closing Date, all Intellectual Property resulting from the Current R&D Projects, which has not been assigned and is not capable of assignment, to OpNext Japan on a fully paid-up, non-exclusive, perpetual and irrevocable basis, to use, make, have made, sell, advertise, offer to sell, lease, import, export and supply products and services throughout the world, unless otherwise terminated according to the provisions of this R&D Agreement. Such licensed

Intellectual Property shall be deemed to be Licensed IP subject to the terms and conditions of the IP License Agreement.
               (ii) Termination Conditions. Such license shall not be terminated or its exploitation enjoined, until and unless: (i) OpNext Japan has committed a material breach of its obligations under this R&D Agreement, Hitachi has given written notice of such breach to OpNext Japan and such breach remains uncured after sixty (60) days of receiving notice of such breach (the “Cure Period”), or, in the case of a breach, which cannot be cured within such Cure Period, OpNext Japan has not instituted within such Cure Period steps necessary to remedy the default and/or thereafter has not diligently pursued the same to completion; or (ii) OpNext Japan has committed an incurable material breach. In the event the breach is a curable breach that cannot be cured within the Cure Period but with respect to which OpNext Japan has instituted steps necessary to remedy the default and is thereafter diligently pursuing such cure, both parties shall negotiate to determine whether further pursuit of such cure is reasonable. If the parties cannot agree on a resolution in such negotiations, then this issue shall be referred to arbitration pursuant to the arbitration procedures set forth in Exhibit E hereto to decide whether such breach can be cured or any other alternative remedy should be adopted. In the event the breach is an incurable breach, the parties agree that the matter shall be referred to arbitration pursuant to the arbitration procedures set forth in Exhibit E hereto to determine the appropriate remedy. In the event that either party submits the dispute to arbitration, both parties shall cooperate in such binding arbitration in accordance with Exhibit E.
               (iii) Review of Obligations. The obligations set forth in this Section 2(c) shall expire on the tenth (10th) anniversary of the Second Closing Date; provided, however, that the license under OpNext Japan R&D IP existing as of the tenth (10th) anniversary of the Second Closing Date shall continue, under reasonable terms and conditions to be agreed between the parties, until the expiration of all of such OpNext Japan R&D IP. Notwithstanding the foregoing, if one (1) of the conditions set forth in Section 2(c)(ii) is met, Hitachi may elect to be completely relieved of its obligations set forth in this Section 2(c). If Hitachi elects to be relieved of its obligations under this Section 2(c), the parties shall renegotiate in good faith and on commercially reasonable terms a new license governing the OpNext Japan R&D IP.
Section 3. Exclusions from Research and Development Obligations
          (a) Hitachi. Nothing contained in this R&D Agreement shall limit in any way Hitachi’s ability to continue to conduct research and development activities for other Hitachi business units, including its Affiliates and Subsidiaries, including any fiber optical component business (e.g., semiconductors and cable) subject to the Nonsolicitation or Noncompetition provision in Section 12 of the Stockholders’ Agreement; provided, however, the terms and conditions of this R&D Agreement shall be subject to the terms and conditions of any existing agreements related to the governmental R&D projects, the joint R&D projects with national and public universities or private universities, the R&D projects requested by other Hitachi Subsidiaries or the joint R&D projects with any other agency or organization (collectively, the “Existing R&D Agreements”). Prior to the commencement of any R&D Project, Hitachi shall disclose to OpNext Japan any restrictions contained in the Existing R&D Agreements related to such R&D Project.

          (b) OpNext Japan. Nothing in this R&D Agreement shall in any way limit OpNext Japan’s ability to conduct its own, or utilize other third parties to conduct on its behalf, research and development projects.
Section 4. Ownership of Intellectual Property Rights.
          (a) OpNext Japan’s Intellectual Property. OpNext Japan will own all right, title and interest, throughout the world in and to OpNext Japan R&D IP. OpNext Japan shall have the right to apply, in its own name and at its own expense, for Intellectual Property protection in the OpNext Japan R&D IP. Hitachi shall cooperate with OpNext Japan in a reasonable manner in obtaining such protection, including, obtaining signatures of Hitachi Inventors and/or officials on official papers.
          (b) Hitachi’s R&D Intellectual Property. Hitachi will solely own all Intellectual Property rights that result from all of its other research and development projects including the Intellectual Property referenced in Section 4)(c)(i), excluding Jointly Developed Intellectual Property and/or OpNext Japan R&D IP (“Hitachi R&D IP”). Hitachi shall have the right to apply, in its own name and at its own expense, for Intellectual Property protection in Hitachi R&D IP and, if requested, OpNext Japan shall cooperate with Hitachi in any reasonable manner in obtaining such protection, including, obtaining signatures of OpNext Japan Inventors and/or officials on official papers.
          (c) Jointly Developed Intellectual Property. All right, title and interest in and to Jointly Developed Intellectual Property, other than OpNext Japan R&D IP and Hitachi R&D IP, shall be determined in accordance with this Section 4(c).
               (i) Hitachi Owned. If the R&D Project is jointly funded by OpNext Japan and Hitachi, unless (ii) or (iii) below applies, the resulting Intellectual Property will be treated as Hitachi R&D IP in accordance with Section 4(b) and will be solely owned by Hitachi.
               (ii) Jointly Owned.
                    (1) If the R&D Project is jointly funded by the parties and either: (1) OpNext Japan contributes fifty percent (50%) or more of the New Development Costs to the R&D Project; or (2) OpNext Japan contributes less than fifty percent (50%) of the New Development Costs to the R&D Project but the parties determine through good faith negotiations that OpNext Japan contributed to the R&D Project in some other fashion, and in both (1) and (2) above the resulting Intellectual Property can clearly be identified with reasonable certainty as that resulting from such R&D Project, then such Intellectual Property shall be deemed Jointly Developed Intellectual Property and shall be owned jointly by the parties and either party may practice such Jointly Developed Intellectual Property without an accounting or compensation to, or the consent of, the other party. Except as set forth in Section 4(c)(iii) below, if either party desires to license any of its rights to the Jointly Developed Intellectual Property herein to a third party, it shall obtain the prior written consent of the other party hereto. Each party shall have the right to apply, in both parties’ names, for Intellectual Property protection in the Jointly Developed Intellectual Property. The parties shall agree on the proper way and strategy for proceeding with all protection of the Jointly Developed Intellectual Property in accordance with the R&D Procedures. All expenses incurred in obtaining and maintaining Intellectual Property protection in the Jointly Developed Intellectual Property shall be equally shared by the parties. In the event that one (1) of the parties elects not to seek or maintain patent or other intellectual or industrial property protection for any Jointly Developed Intellectual Property in any particular country or not to share equally in the expenses thereof with the other party, the other party shall have the right to seek or maintain such protection at its sole expense in such country and shall have full control over the prosecution and maintenance thereof even though title to any patent or other intellectual or industrial property protection issuing therefrom shall be jointly owned by the parties.
                    (2) To the extent OpNext Japan shares the costs of its proportion of the joint funding as described in (1) above, with either OpNext R&D-USA or any other Wholly-Owned Subsidiary of OpNext, Inc. for an R&D Project that is jointly funded by Hitachi and OpNext Japan, OpNext Japan shall have the right to license any Jointly Developed Intellectual Property arising from such R&D Project and the right to sublicense any Hitachi R&D IP associated with such Jointly Developed Intellectual Property, to OpNext R&D USA and such other Wholly-Owned Subsidiary of OpNext, Inc., as the case may be; provided, however, the following conditions are met: (i) OpNext Japan obtains Hitachi’s reasonable prior consent; and (ii) OpNext R&D-USA and such other Wholly-Owned Subsidiary of OpNext, Inc. abide by the terms and conditions of this R&D Agreement. Notwithstanding the foregoing, if any such license invokes any Japanese tax issues then Hitachi shall not be obliged to consent to such license to OpNext R&D-USA and/or such other Wholly-Owned Subsidiary of OpNext, Inc. without entering into a separate agreement with OpNext R&D-USA and/or such other Wholly-Owned Subsidiary of OpNext, Inc. under reasonable terms and conditions to be agreed upon between the relevant parties to address such tax issues. Notwithstanding the foregoing, neither OpNext R&D USA nor any such Wholly-Owned Subsidiary of OpNext, Inc. shall have any ownership rights in such Jointly Developed Intellectual Property.
               (iii) OpNext Japan Owned.
                    (1) If OpNext Japan desires and Hitachi agrees in its reasonable discretion, OpNext Japan may purchase the Intellectual Property resulting from an R&D Project that is either owned by Hitachi under Section 4(c)(i) or jointly owned by the parties under Section 4(c)(ii), but excluding Hitachi R&D IP and Licensed IP, by reimbursing Hitachi for any New Development Costs incurred by Hitachi in such R&D Project and paying a Mark-Up to Hitachi in accordance with the formula set forth in Exhibit C hereto.
                    (2) If OpNext Japan desires and Hitachi agrees in its reasonable discretion, OpNext Japan may purchase the Intellectual Property resulting from an R&D Project that is either owned by Hitachi under Section 4(c)(i) or jointly owned by the parties under Section 4(c)(ii) including the Hitachi R&D IP and Licensed IP on which such Intellectual Property is based or derived, by paying a Mark-Up Fee. For the purposes of determining such Mark-Up Fee, the parties shall consider the extent of Hitachi’s New Development Costs, Hitachi’s Old Development Costs and the fair market value of such technology (other than Assigned IP, Licensed IP and OpNext Japan R&D IP assigned pursuant to Section 2(c)(i)).
          (d) Ownership Determination. Prior to the commencement of an R&D Project, the Hitachi and OpNext Japan Project Managers shall discuss in good faith the ownership of the Intellectual Property resulting from such R&D Project based upon the principles listed above. If the parties’ Project Managers cannot agree on the ownership of the Intellectual Property, the management of both parties shall discuss in good faith the ownership of the Intellectual Property resulting from such R&D Project. If the management is unable to come to an agreement on such ownership issues (including clear identification of the Intellectual Property resulting from such R&D Project, New Development Costs, Old Development Costs, OpNext Japan’s non-monetary contribution to the R&D Project and the Mark-Up Fee, if applicable), the parties shall refer this issue to arbitration pursuant to the arbitration procedures set forth in Exhibit E hereto. In the event that it is impractical to resolve the disputed issue prior to the commencement of the R&D Project (e.g., the parties are unsure as to what extent underlying technology will be utilized or cannot determine the identification of Intellectual Property resulting from the R&D Project, the New Development Costs, Old Development Costs, OpNext Japan’s non-monetary contribution to the R&D Project or Mark-Up Fee), either party may elect to proceed with the R&D Project and defer resolution of the disputed issue until a later date; provided that if the parties remain in disagreement after such later date, the parties shall then refer the issue to arbitration as described above. In the event that either party submits the dispute to arbitration, both parties shall cooperate in such binding arbitration in accordance with Exhibit E.
Section 5. Cross License of Intellectual Property.
          (a) OpNext Japan R&D IP License. OpNext Japan will license, and does hereby license effective as of the First Closing Date, the OpNext Japan R&D IP to Hitachi and its Wholly-Owned Subsidiaries on a fully paid-up, non-exclusive, perpetual and irrevocable basis, to use, make, have made, sell, advertise, offer to sell, lease, import, export and supply products and services throughout the world, provided, however, that Hitachi and its Wholly-Owned Subsidiaries shall not have the right to sublicense OpNext Japan R&D IP to any entity without the consent of OpNext Japan.
          (b) Hitachi R&D IP License. Hitachi will license, and does hereby license effective as of the First Closing Date, the Hitachi R&D IP relevant to the Business to OpNext Japan on a fully paid-up, non-exclusive, perpetual and irrevocable basis, to use, make, have made, sell, advertise, offer to sell, lease, import, export and supply products and services throughout the world (“Licensed Hitachi R&D IP”). Hitachi also will grant, and hereby does grant, to OpNext Japan the right to freely sublicense the Licensed Hitachi R&D IP to its Subsidiaries, to OpNext, Inc. and OpNext, Inc.’s Subsidiaries; provided, however, that OpNext Japan will not have the right to sublicense any Licensed Hitachi R&D IP that is developed or filed after the Second Closing Date to any entity other than OpNext, Inc. or OpNext Japan’s or OpNext, Inc.’s Wholly-Owned Subsidiary, without the consent of Hitachi.
          (c) Transfer of Licensed IP. In the event a Subsidiary or division of Hitachi that is the owner of the Licensed IP or Hitachi R&D IP is sold or otherwise transferred by Hitachi, Hitachi will make necessary arrangements to secure a license under the terms and conditions of the IP License Agreement for OpNext Japan from the new owner such that OpNext Japan can continue to use such Licensed IP and/or Hitachi R&D IP until such Licensed IP or Hitachi R&D IP, respectively, expires.
          (d) Termination Conditions. Such a license of OpNext Japan R&D IP to Hitachi and of Licensed Hitachi R&D IP to OpNext Japan shall not be terminated or its exploitation enjoined, until and unless: (i) the licensee has committed a material breach of its obligations under this R&D Agreement, the licensor has given written notice of such breach to the licensee and such breach remains uncured during the Cure Period, or, in the case of a breach which cannot be cured within such Cure Period, the licensee has not instituted within such Cure Period steps necessary to remedy the default and/or thereafter has not diligently pursued the same to completion; or (ii) the breaching party has committed an incurable material breach. In the event the breach is a curable breach that cannot be cured within the Cure Period but the licensee has instituted steps necessary to remedy the default and is thereafter diligently pursuing such cure, both parties shall negotiate to determine whether further pursuit of the cure is reasonable. If the parties cannot agree on a resolution in such negotiations, then this issue shall be referred to arbitration pursuant to the arbitration procedures set forth in Exhibit E hereto to decide whether such breach can be cured or any other alternative remedy should be adopted. In the event the breach is an incurable breach, the parties agree that the matter shall be referred to arbitration pursuant to the arbitration procedures set forth in Exhibit E hereto to determine the appropriate remedy. In the event that either party submits the dispute to arbitration, both parties shall cooperate in such binding arbitration in accordance with Exhibit E.
          (e) Review of Obligations. The obligations set forth in this Section 5 shall expire on the tenth (10th) anniversary of the Second Closing Date of the Stock Purchase Agreement; provided, however, that the licenses under OpNext Japan R&D IP and Licensed Hitachi R&D IP existing as of the tenth (10th) anniversary of the Second Closing Date shall continue, under reasonable terms and conditions to be agreed between the parties, until the expiration of all of such OpNext Japan R&D IP and Licensed Hitachi R&D IP. Notwithstanding the foregoing, if one (1) of the conditions set forth in Section 5(d) is met, the non-breaching party may elect to be completely relieved of its obligations set forth in this Section 5. If a party elects to be relieved of its obligations under this Section 5(d), the parties shall renegotiate in good faith and on commercially reasonable terms a new license governing the OpNext Japan R&D IP and/or Licensed Hitachi R&D IP, as applicable.
Section 6. Covenants to Protect Intellectual Property.
          (a) Notice of Infringement. If either party learns of facts that may constitute an infringement of any of the Intellectual Property covered by this R&D Agreement or of any allegations that there has been an infringement of such Intellectual Property, it shall promptly notify the owner of the Intellectual Property of such possible infringement. With respect to Jointly Developed Intellectual Property, each party shall notify the other party of such possible infringement. No party shall have any duty to conduct any investigation or to make any inquiry with respect to any such alleged infringement.

          (b) Infringement Suits on Jointly Developed Intellectual Property. If both parties agree to initiate appropriate action to cause any infringement of Jointly Developed Intellectual Property to cease, including if necessary bringing suit to enjoin such infringement, the parties shall share the expense and split any damages or other court compensation equally, or in some other proportion to be agreed by the parties prior to initiating an action. If upon notice of infringement of Jointly Developed Intellectual Property, a party elects not to initiate any action, the other party shall have the option to initiate appropriate action to cause any infringement to cease, including if necessary bringing suit to enjoin such infringement; and such party shall then be solely responsible for expenses and shall retain any damages and other court compensation awarded but such party shall not enter into a settlement agreement without the prior written consent of the other party, which shall not be unreasonably withheld, unreasonably delayed or unreasonably conditioned.
          (c) Infringement of Licensed Hitachi R&D IP. To the extent a competitor of the Business is infringing the Licensed Hitachi R&D IP in OpNext Japan’s reasonable business judgment and such infringement is material to the Business, Hitachi will protect OpNext Japan’s interest either by prosecuting the Intellectual Property rights on behalf of OpNext Japan or by taking some other appropriate action that will not have a Material Adverse Effect on the ongoing business of OpNext Japan, provided, however, that any such action taken by Hitachi shall not materially adversely affect any other Affiliates of or business units of Hitachi. Both parties shall consult and cooperate with each other in determining how to respond to the infringing activities. Upon the resolution of such infringement by settlement or otherwise, any damages, profits and awards of whatever nature recoverable for such infringement shall, after deducting the parties’ expenses, be reasonably allocated between the parties based on the facts and circumstances of the infringement. Both parties will reasonably consider the option of settling any such matter by granting a sublicense of all or portion of the Licensed Hitachi R&D IP.
Section 7. Inventor Compensation. Both parties acknowledge and agree that in the event that any employee of Hitachi or employee of OpNext Japan (hereinafter referred to as the “Inventor”) creates any Intellectual Property under this R&D Agreement, the owner of such Intellectual Property shall pay a certain amount of compensation to such Inventor, taking into account the Inventor’s contribution, and according to the terms and conditions mutually agreed to by the parties.
Section 8. Warranties and Limitations
          (a) Existing R&D Agreements. Hitachi represents and warrants that the terms and conditions of the Existing R&D Agreements shall not have a material impact on OpNext Japan’s ability to conduct its research and development activities pursuant to this R&D Agreement or the ownership of or other rights in any Intellectual Property that may result from such activities, and that Hitachi will make Commercially Reasonable Efforts to consult and cooperate with OpNext Japan to eliminate or minimize any negative impact arising from the terms and conditions of any Existing R&D Agreements.
          (b) Disclaimer of Warranties. Hitachi expressly disclaims all representations and warranties, express or implied, in connection with the R&D Support provided pursuant to this R&D Agreement, including the warranties of non-infringement and title and the implied warranties of merchantability and fitness for a particular purpose. Such R&D Support is provided on an “as is” basis, except as set forth on Exhibit D.
          (c) Indemnification by Hitachi. From and after the Second Closing, Hitachi shall indemnify OpNext Japan and its Affiliates and each of their respective officers, directors, members, stockholders, partners, employees and agents (as applicable) and hold them harmless from any loss, liability, damage or expense (including court costs and reasonable attorneys’ fees) (the “Losses”) suffered or incurred by any such indemnified party to the extent arising from: (i) any breach of any representation or warranty of Hitachi contained in this R&D Agreement; or (ii) any breach of any covenant of Hitachi contained in this R&D Agreement; except to the extent that OpNext Japan, its Affiliates, their agents and/or their independent contractors have tortiously contributed in an intentional or grossly negligent manner to the event in question. Notwithstanding the foregoing, in no event shall Hitachi indemnify OpNext Japan under this indemnity provision for claims under Section 8(c)(i) brought on or after two (2) years after the Second Closing Date and in no event shall Hitachi’s obligations under this provision exceed an amount of four hundred and twenty-eight point six million dollars ($428.6 million).
          (d) IP Infringement Indemnification. With respect to third party patent or copyright infringement claims or trade secret misappropriation claims regarding products, processes or methods related to the Business as it is conducted after the Second Closing, Hitachi and OpNext Japan shall jointly defend such action but only to the extent that such claim involves OpNext Japan R&D IP resulting from the Current R&D Projects or Hitachi R&D IP. If a third party patent or copyright infringement claim or trade secret misappropriation claim is made against OpNext Japan for a new product design that is developed on or after April 1, 2001: (i) Hitachi shall be responsible for the settlement amount of any such claim (provided that prior written approval is obtained) or the resulting liability of any such claim only to the extent such claim results from a Current R&D Project; (ii) OpNext Japan shall be responsible for the settlement amount of any such claim (provided that prior written approval is obtained) or the resulting liability of any such claim to the extent that it arises from OpNext Japan R&D IP for which OpNext Japan has paid one hundred percent (100%) of the New Development Costs irrespective of whether such claim results from a Current R&D Project or a Future R&D Project; and (iii) both parties shall be jointly responsible for the settlement amount of any such claim (provided that prior written approval is obtained) for the resulting liability of any such claim to the extent it arises from Jointly Developed Intellectual Property in the same proportion as the parties agreed to allocate the New Development Costs prior to commencement of the R&D Project. To the extent there is a dispute regarding the allocation of the parties’ liabilities under this subsection, the parties shall negotiate in good faith what the allocation of liability should be. If the parties are unable to agree even after good faith negotiations, the parties shall submit the issue to arbitration pursuant to the arbitration procedures set forth in Exhibit E hereto. In the event that either party submits the dispute to arbitration, both parties shall cooperate in such binding arbitration in accordance with Exhibit E. Notwithstanding the foregoing, in no event shall either party indemnify the other under this infringement and misappropriation indemnity provision for claims brought on or after two (2) years after the Second Closing Date of the Stock Purchase Agreement and in no event shall either party’s obligations under this provision exceed an amount of four hundred and twenty-eight point six million dollars

($428.6 million). The indemnification under this Section 8 shall be provided in accordance to the procedures set forth in Section 11 of the IP License Agreement.
          (e) Indemnification by OpNext Japan. From and after the Second Closing, OpNext Japan shall indemnify Hitachi and its Affiliates and each of their respective officers, directors, members, stockholders, partners and employees (as applicable) against and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from: (i) any breach of any representation or warranty by OpNext Japan contained in this R&D Agreement; or (ii) any breach of any covenant of OpNext Japan contained in this R&D Agreement; except to the extent that Hitachi, its Affiliates, their agents and/or their independent contractors have tortiously contributed in an intentional or grossly negligent manner to the event in question. Notwithstanding the foregoing, in no event shall OpNext Japan indemnify Hitachi under this indemnity provision for claims under Section 8(e)(i) brought on or after two (2) years after the Second Closing Date and in no event shall OpNext Japan’s obligations under this provision exceed an amount of four hundred and twenty-eight point six million dollars ($428.6 million).
          (f) Limitation of Liability. Neither party shall be liable to the other party or any third party for any special, consequential, exemplary or incidental damages (including lost or anticipated revenues or profits relating to the same), arising from any claim relating to this R&D Agreement, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of such party is advised of the possibility or likelihood of same.
Section 9. Expenses. OpNext Japan shall be charged for R&D Support on the same basis that Hitachi’s Wholly-Owned Subsidiaries are allocated research and development charges for their activities, provided that in no event shall such terms be less advantageous from OpNext Japan’s perspective, than those terms which could be reasonably expected to be obtained in an arms-length transaction. Notwithstanding the foregoing, OpNext Japan acknowledges and agrees that if it exercises its rights under Section 4(c)(iii), OpNext Japan shall pay a Mark-Up Fee to Hitachi. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this R&D Agreement, all costs and expenses incurred in connection with this R&D Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.
Section 10. Termination. This R&D Agreement will automatically terminate and be of no further force or effect upon the termination of the Stock Purchase Agreement or upon the tenth (10th) anniversary of the Second Closing Date; provided, however, that the following provisions of this R&D Agreement survive termination of this R&D Agreement: (i) Section 11 relating to the obligation of the parties to keep confidential certain information and data (ii) Section 5(e) to the extent that the Licensed Hitachi R&D IP and/or OpNext Japan R&D IP has not expired; (iii) Sections 8(a), 8(b), 8(c), 8(d), 8(e) and 8(f) relating to indemnification; and (iii) Section 9 relating to expenses, or any other term which specifically states that it survives termination of this R&D Agreement.

Section 11. Confidentiality.
          (a) Confidentiality Obligations. Confidential Information will not be disclosed or made available by the receiving party, directly or indirectly, to any third party, except as shall be agreed to in writing by the disclosing party. Each of the parties agrees to take all reasonable steps to preserve the confidentiality of the other’s Confidential Information in accordance with their respective policies for the protection of their own non-public information (which policies shall provide at least reasonable protection) and agrees that it will be made available only to those employees as shall have a need to see and use for the purpose of fulfilling that party’s obligations under this R&D Agreement, and any such employee shall be informed of the confidential nature of the Confidential Information and shall be required to observe the confidentiality obligations in respect thereof. The receiving party shall ensure that all Confidential Information received by it is kept separate (together with all information generated by the receiving party therefrom) from all documents and other records of the receiving party, and that it shall not use, reproduce, transfer or store any of the Confidential Information in an extremely accessible place.
          (b) Exclusions.
               (i) The limitations set forth in this Section 11 shall not apply with respect to the disclosure of any information: (i) to the receiving party’s employees, auditors, counsel, other professional advisors, sublicensees authorized under the terms of this R&D Agreement (Sections 2(c) and 5(a) for OpNext Japan R&D IP and Section 5(b) for Hitachi R&D IP) or suppliers if the receiving party or any of its sublicensees authorized under the terms of this R&D Agreement (Sections 2(c) and 5(a) for OpNext Japan R&D IP and Section 5(b) for Hitachi R&D IP), in its sole discretion, determines that it is reasonably necessary for such Person to have access to such information, provided that any such Person agrees to be bound by the provisions of this Section 11(a) to the same extent as the receiving party; (ii) as has become or previously was generally available to the public other than by reason of a breach of this Section 11(a) by the receiving party or has become available to the receiving party on a non-confidential basis after the Second Closing Date; (iii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over the receiving party (it being understood that, to the extent practicable, the receiving party shall provide the disclosing party prompt notice to any such event and cooperate in good faith to enable the disclosing party to participate to protect its interest in such confidential information); (iv) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; and (v) in order to comply with any law, order, regulation or ruling applicable to the receiving party.
               (ii) Notwithstanding Section 11(a)(i), to the extent that after the Second Closing Date, Hitachi desires to disclose to Hitachi Minority-Owned Affiliates and/or suppliers OpNext Japan R&D IP, Hitachi shall notify OpNext Japan of such desire and propose the terms and conditions of an appropriate nondisclosure agreement into which OpNext Japan and the corresponding Hitachi Minority-Owned Affiliate or supplier may enter. OpNext Japan agrees that within fifteen (15) business days of receipt of such request and proposed nondisclosure agreement, OpNext Japan shall, at its sole discretion, either: (i) enter into the proposed nondisclosure agreement and directly provide the requested confidential information to the Hitachi Minority-Owned Affiliate or supplier; (ii) propose reasonably modified terms and conditions of the nondisclosure agreement under which

OpNext Japan will provide the requested confidential information to Hitachi’s Minority-Owned Affiliate or supplier; or (iii) commence discussions with Hitachi to reach a resolution of OpNext Japan’s concerns with respect to such disclosure, if OpNext Japan believes such disclosure is not in the best interest of the parties. In the event that OpNext Japan elects to exercise option (ii) or (iii), the parties agree to negotiate in good faith and on reasonable terms to resolve the situation within a reasonable amount of time, which shall not exceed fifteen (15) Business Days of OpNext Japan’s provision of such a response. If the parties cannot agree on a resolution in such negotiations, then this issue shall be referred to arbitration pursuant to the arbitration procedures set forth in Exhibit E hereto. In the event that either party submits the dispute to arbitration, both parties shall cooperate in such binding arbitration in accordance with Exhibit E.
          (c) Injunctive Relief. The parties acknowledge and agree that money damages would be inadequate to remedy any breach of the confidentiality obligations in this Section 11 and that the non-breaching party shall be entitled to obtain equitable remedies with respect to any such breach, including injunctive relief.
          (d) Ownership. All Confidential Information furnished hereunder shall be and remain the exclusive property of the disclosing party, and the receiving party agrees to promptly return to the disclosing party, upon the disclosing party’s request, all documents, samples and other material in the possession, custody or control of the receiving party that bear or incorporate any part of the Confidential Information, including all copies made by the receiving party, except as otherwise provided herein.
          (e) Press Releases and Announcements. Each party agrees to consult with the other as to the general nature of any news releases or public statements with respect to the transactions contemplated by this R&D Agreement, and use Commercially Reasonable Efforts not to issue any news releases or public statements inconsistent with results of such consultations. Subject to applicable laws or the rules of any applicable securities exchange, each party shall use Commercial Reasonable Efforts to enable the other party to review and comment on all such news releases prior to the release thereof.
Section 12. Export Control. Each party shall comply and have its Subsidiaries or Affiliates comply with any applicable export laws and regulations and obtain any and all export licenses and/or governmental approvals, if necessary. In the event a licensee (under Sections 2 and 5 above) is unable to obtain any required export license or other governmental approval, and as a result the licensor (under Sections 2 and 5 above) suffers or will suffer irreparable harm as a result of the licensee’s failure, the parties acknowledge and agree that money damages would be inadequate and that the licensor shall be entitled to obtain injunctive or other similar equitable remedies with respect to any such breach.
Section 13. Notices. Any notice provided for in this R&D Agreement shall be in writing and shall be either personally delivered, mailed first class (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the parties at the address set forth below or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder on the date delivered when delivered personally, seven (7) days after deposit in the U.S. mail or Japanese mail and three (3) days after deposit with a reputable overnight courier service. The addresses for OpNext Japan and Hitachi are:
If to OpNext Japan:
OpNext Japan, Inc.
216 Totsuka-cho, Totsuka-ku
Yokohama-shi, 244-8567, Japan
Attention: Harry L. Bosco
with a copy, which will not constitute notice to OpNext, to:
Kirkland & Ellis
200 East Randolph Drive
Chicago, IL 60601
Attention: William A. Streff Jr., Esq.
with a copy, which shall not constitute notice to OpNext, to:
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067
Attention: Richard L. Bernacchi, Esq.
                 Ian C. Wiener, Esq.
with a copy, which will not constitute notice to OpNext, to
Hitachi, Ltd.
6, Kanda-Surugadai 4-chome
Chiyoda-ku
Tokyo, 101-8010 Japan
Attention: Senior Group Executive, Information & Telecommunication
                Systems Group
and with a copy, which will not constitute notice to OpNext, to:
Clarity Partners, L.P.
100 North Crescent Drive
Beverly Hills, CA 90210-5403
Attention: David Lee
If to Hitachi:
Hitachi, Ltd.
6, Kanda-Surugadai 4-chome
Chiyoda-ku
Tokyo, 101-8010 Japan
Attention: Senior Group Executive, Information & Telecommunication
                Systems Group

with a copy, which will not constitute notice to Hitachi, to:
Kirkland & Ellis
200 East Randolph Drive
Chicago, IL 60601
Attention: William A. Streff Jr., Esq.
with a copy, which will not constitute notice to Hitachi, to:
Hitachi, Ltd.
Research & Development Group
New Marunouchi Bldg.,
5-1, Marunouchi 1-chome
Chiyoda-ku, Tokyo, 100-8220 Japan
Attention: President
with a copy, which will not constitute notice to Hitachi, to:
Clarity Partners, L.P.
100 North Crescent Drive
Beverly Hills, CA 90210-5403
Attention: David Lee
Section 14. Amendment and Waiver. No amendment of any provision of this R&D Agreement shall be valid unless the same shall be in writing and signed by OpNext Japan and Hitachi. The failure of any party to enforce any of the provisions of this R&D Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this R&D Agreement in accordance with its terms.
Section 15. Assignment. Except as set forth below, this R&D Agreement and any rights and obligations hereunder shall not be assignable or transferable by OpNext Japan or Hitachi (including by operation of law in connection with a merger or sale of stock, or sale of substantially all the assets, of OpNext Japan or Hitachi) without the prior written consent of the other party and any purported assignment without such consent shall be void and without effect.
Section 16. Counterparts. This R&D Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
Section 17. Delivery by Facsimile. This R&D Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the enforceability of a contract and each such party forever waives any such defense.
Section 18. Exhibits and Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this R&D Agreement as if set forth in full herein.
Section 19. Further Assurances. During the term of this R&D Agreement and at all times thereafter, each party shall provide to the other party, at its request, reasonable cooperation and assistance (including the execution and delivery of affidavits, declarations, oaths, assignments, samples, exhibits, specimens and any other documentation) as necessary to effect the terms of this R&D Agreement.
Section 20. Governing Law. Except for Section 8(a), this R&D Agreement shall be governed by and construed in accordance with the laws of Japan without giving effect to any choice-of-law or conflict-of-law provision or rule (whether of Japan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than of Japan. Section 8(a) shall be governed by and construed in accordance with the laws of the U.S. and the State of New York without giving effect to any choice-of-law or conflict-of-law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Regardless of the law applied, because this contract is in English, the terms and conditions of this contract will be interpreted in accordance with the meaning of the words in American colloquial English, notwithstanding any meaning of any word when translated into its Japanese equivalent.
Section 21. Dispute Resolution. In the event of any dispute under this R&D Agreement, as a condition precedent to either party seeking arbitration, in connection therewith, the parties will attempt to resolve such dispute by good faith negotiations (except for actions seeking injunctive relief). Such negotiations shall first involve the individuals designated by the parties as having general responsibility for the R&D Agreement. If such negotiations do not result within thirty (30) days from written notice of either party indicating that a dispute exists (a “Dispute Notice”) in a resolution of the dispute, OpNext Japan shall nominate one (1) corporate officer of the rank of vice president or higher and Hitachi shall nominate one (1) corporate officer of the rank of Board Director or higher, which corporate officers shall meet in person and attempt in good faith to negotiate a resolution to the dispute. In the event the corporate executives are unable to resolve the dispute within forty-five (45) days of receipt by either party of a Dispute Notice, a party may refer the matter to arbitration (except in the case of disputes arising under Section 11(c) for which the parties may seek injunctive relief). In the event that either party submits the dispute to arbitration, both parties shall cooperate in such binding arbitration in accordance with Exhibit E.
Section 22. Interpretation. The headings and captions contained in this R&D Agreement, in any Exhibit or Schedule hereto and in the table of contents to this R&D Agreement are for reference purposes only and do not constitute a part of this R&D

Agreement. The use of the word “including” herein shall mean “including without limitation.”
Section 23. No Strict Construction. Notwithstanding the fact that this R&D Agreement has been drafted or prepared by one of the parties, OpNext Japan and Hitachi confirm that both they and their respective counsel have reviewed, negotiated and adopted this R&D Agreement as the joint agreement and understanding of the parties, and the language used in this R&D Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.
Section 24. Recordation. This R&D Agreement effects a transfer and license of rights in certain Intellectual Property and may be recorded in appropriate recordal repositories to evidence such transfer and license of rights.
Section 25. Relationship of the Parties. The parties hereto are independent contractors. The rights, obligations and liabilities of the parties shall be several and not joint or collective and nothing contained in this R&D Agreement shall be construed as creating a partnership, joint venture, agency, employment, trust or other association of any kind, each party being individually and independently responsible as set forth in this R&D Agreement.
Section 26. Schedules or Exhibits. The disclosures set forth in any of the Schedules or Exhibits attached hereto that related to any exception to a particular representation and warranty made hereunder shall be taken to relate to each other Schedule or Exhibit setting forth an exception to a representation and warranty made hereunder 5o the extent it is reasonable to expect that such disclosure relates to such other representation and warranty. The inclusion of information in the Schedules or Exhibits hereto shall not be construed as an admission that such information is material to the Assets, the Business or Hitachi. In addition, matters reflected in the Schedules or Exhibits are not necessarily limited to matters required by this R&D Agreement to be reflected in such Schedules or Exhibits. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Prior to the Second Closing, Hitachi shall have the right to supplement, modify or update the Schedules or Exhibits hereto to reflect changes in the ordinary course of the Business prior to the Second Closing; provided, however, that any such supplements, modifications or updates shall be subject to the written consent of Clarity.
Section 27. Severability. Whenever possible, each provision of this R&D Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this R&D Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this R&D Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this R&D Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
Section 28. Submission to Jurisdiction; Waivers. With respect to disputes not required to be submitted to arbitration hereunder (including actions for injunctive relief under Section

11, or for confirmation or enforcement of an arbitration) each party to this R&D Agreement (including any third-party beneficiaries to this R&D Agreement) hereby irrevocably and unconditionally:
                         (i) submits for itself and its property in any legal action or proceeding relating to this R&D Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of Japan situated in Tokyo, Japan;
                         (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
                         (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth herein or at such other address of which the agent shall have been notified pursuant thereto, to the extent permitted by the laws of Japan; and
                         (iv) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
Section 29. Survival. To the extent the terms of this R&D Agreement provide for rights, interest, duties, claims, undertakings and obligations subsequent to the termination or expiration of this R&D Agreement other than a termination caused by the termination of the Stock Purchase Agreement, such terms of this R&D Agreement shall survive such termination or expiration, including but not limited to the terms of Sections 1, 4, 6, 8 (subject to the two year survival period from the Second Closing Date), 9, 11, 12, 18, 19, 20, 21, 22, 23, 26, 27, 28, 29, 30 and 31.
Section 30. Third-Party Beneficiaries. OpNext Japan and Hitachi acknowledge and agree that this R&D Agreement is intended not only for the benefit of themselves and their Subsidiaries and for purposes of Section 11(b)(ii) their Minority-Owned Affiliates but also for the benefit of the Clarity Parties, OpNext, Inc. and OpNext Inc.’s Subsidiaries and Minority-Owned Affiliates.
Section 31. Entire Agreement. Except as otherwise expressly set forth herein and except as set forth in the other agreements executed in connection with the Stock Purchase Agreement, this R&D Agreement and the other agreements executed in connection with the Stock Purchase Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The provisions of all of the agreements executed in connection with the Stock Purchase Agreement shall be construed to give effect to the provisions of all of the agreements to the greatest extent possible; provided, however, that to the extent that any clauses or terms in this R&D Agreement conflict with the concurrently executed IP License Agreement, then the IP License Agreement shall govern, except for the following provisions contained in this R&D Agreement, which shall govern: Sections 2, 3, 4, 5, 8 and 10.
*****

          SIGNATURE PAGE TO R&D AGREEMENT
          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

OPNEXT JAPAN, INC.

By:	/s/ Junsuke Kusanagi

Junsuke Kusanagi
President

HITACHI, LTD.

By:	/s/ Masaaki Hayashi

Masaaki Hayashi
Senior Vice President and Director
Senior Group Executive, Information &
Telecommunication Systems Group
Clarity Partners, L.P., Clarity OpNext Holdings I, LLC and Clarity OpNext Holdings II, LLC hereby acknowledge, for all purposes of the Stock Purchase Agreement, that it has approved and agreed with the form of this Agreement.

CLARITY PARTNERS, L.P.

By:	CLARITY GENPAR, LLC,
its general partner

By:	/s/ David Lee

David Lee
Managing Member

CLARITY OPNEXT HOLDINGS I, LLC
By:	Clarity Partners, L.P., its Manager

By:	CLARITY GENPAR, LLC,
its general partner

By:	/s/ David Lee

David Lee
Managing Member

CLARITY OPNEXT HOLDINGS II, LLC
By:	Clarity Partners, L.P., its Manager

By:	CLARITY GENPAR, LLC,
its general partner

By:	/s/ David Lee

David Lee
Managing Member
SIGNATURE PAGE TO R&D AGREEMENT (cont.)

EXHIBIT A
CURRENT R&D PROJECTS
Attached.

EXHIBIT B
CURRENT R&D IP
Attached.

EXHIBIT C
CALCULATION OF MARK-UP FEE
The Mark-Up Fee for purposes of Section 4(c)(iii)(1) shall be calculated as set forth below.
     1. For any applicable R&D Project, Hitachi shall determine the monthly average cost per personnel for each Hitachi research laboratory in accordance with Section 9 of this R&D Agreement (the “Average Man-Month Cost”).
     2. The Average Man-Month Cost shall then be multiplied by the number of personnel devoting or billing to time to the R&D Project for one month (the “Monthly Cost”).
     3. The Monthly Costs shall then be multiplied by the number of months (or the pro rata portion thereof) during which work was performed on the R&D Project (the “Total Project Cost”).
     4. “Mark-Up” shall mean the amount equal to at least twenty-percent (20%) of the Total Project Cost but less than or equal to forty percent (40%) of the Total Project Cost that OpNext Japan may pay to Hitachi in accordance with Section 4(c)(iii). The Mark-Up may be increased above 20% to the extent that both Hitachi and OpNext Japan discuss in good faith and agree that new Intellectual Property of significantly greater value than the ordinary level is anticipated to be created or invented at the outset of the R&D Project. The parties acknowledge that in most situations the Mark-Up Fee shall range between 20%-40%, provided, however, that the Mark-Up may be increased above 40% to the extent that both parties discuss in good faith and agree to the extent of Hitachi’s contribution to the R&D Project and/or the result of the R&D Project is greater than expected. To the extent the Mark-Up is more than 40%, the total Mark-Up shall not exceed 60% of the portion of the Total Project Cost paid or incurred by OpNext Japan for such R&D Project.
     5. Mark-Up Fee = Hitachi’s New Development Costs incurred in the R&D Project + Mark-Up (20%-40% x Total Project Cost) or (40% and above x Total Project Cost not to exceed 60% of the portion of the Total Project Cost paid or incurred by OpNext Japan for such R&D Project).

EXHIBIT D
R & D PROCEDURES
     Hitachi and OpNext Japan will comply with the following procedures and requirements in connection with all R&D Project(s):
R & D Plan
     1. Hitachi and OpNext Japan will each designate a project manager for all R&D Projects with supervisory responsibility for all R&D Projects (a “Project Manager”) within thirty (30) days after the Second Closing Date. Such Project Managers shall meet and prepare an initial R&D Plan within sixty (60) days after the Second Closing Date, covering all Current R&D Projects and all Future R&D Projects then planned by OpNext Japan. Both Project Managers will cooperate fully in the preparation of such R&D Plan and shall not unreasonably withhold, unreasonably delay or unreasonably condition approval of such R&D Plan.
     2. The R&D Plan shall be updated and amended by the Hitachi Project Manager at least quarterly subject to the OpNext Japan Project Manager’s written approval, which will not be unreasonably withheld, unreasonably delayed or unreasonably conditioned.
     3. The Project Managers (together with such other personnel as they deem appropriate) shall meet on a quarterly basis to prepare an updated and amended R&D Plan covering the next three (3) months. Each will cooperate fully in such preparation and shall not unreasonably withhold, unreasonably delay or unreasonably condition approval of such R&D Plan. In addition, Project Managers shall report the updated-status of each R&D Project in accordance with the milestones agreed upon at the beginning of such R&D Project.
     4. Each R&D Plan shall cover all matters reasonably requested by the Project Managers, including the following:
          4.1 A timetable for the R&D Support to be provided for each R&D Project, including minor and major milestones.
          4.2 A list of deliverables and specifications for each R&D Project.
          4.3 A budget and payment schedule in Japanese Yen for each R&D Project.
          4.4 Assignment of Hitachi personnel and other resources to each R&D Project.
          4.5 Test procedures for evaluation of deliverables.
          4.6 Acceptance criteria for deliverables and for final acceptance of work product for each R&D Project, including suitability for efficient and cost-effective manufacturing.

          4.7 Reporting procedures for notifying OpNext Japan of any problems or delays encountered by Hitachi that might affect the budget or the timetable for each R&D Project.
          4.8 Ownership of Intellectual Property developed during an R&D Project or incorporated into the deliverables from an R&D Project.
OpNext Japan’s Obligations
     1. OpNext Japan shall use Commercially Reasonable Efforts to ensure that its Project Manager complies with all of the requirements of this Exhibit D.
     2. At least thirty (30) days prior to the date(s) by which Hitachi is required to prepare or amend the R&D Plan, OpNext Japan will submit to Hitachi work orders for each new R&D Project it desires to have included in such R&D Plan, specifying in commercially reasonable detail the specifications and other requirements for such R&D Project.
     3. OpNext Japan shall make all payments required for R&D Projects in Japanese Yen.
Hitachi’s Obligations
     1. Hitachi shall provide R&D Support in accordance with this Exhibit D and the R&D Agreement to which it is attached.
     2. Hitachi shall at all times during the term of the R&D Agreement maintain the personnel, facilities and resources necessary to carry out the R&D Projects reasonably requested by OpNext Japan.
     3. Prior to commencing any R&D Project, Hitachi shall inform OpNext Japan in writing if Hitachi anticipates that any Hitachi R&D IP or any Intellectual Property of any other person may, will or should be incorporated into any of the deliverables for such R&D Project, including any license terms applicable to such Hitachi R&D IP or other Intellectual Property. Similarly, Hitachi shall so inform OpNext Japan at any time during an R&D Project that Hitachi determines that any Hitachi R&D IP or any such Intellectual Property may, will or should be incorporated into any such deliverable. The parties shall negotiate in good faith and on reasonable terms to agree on whether or not such Hitachi R&D IP or other Intellectual Property will be incorporated into any of the deliverables and on the applicable license terms.
     4. Hitachi shall make available all the necessary personnel, facilities and resources to comply with the project timetable for each R&D Project. Hitachi shall use Commercially Reasonable Efforts to complete each R&D Project in accordance with the project timetable and shall take steps to minimize any delays, including providing additional resources if necessary to ensure timeliness; provided, however, if the Hitachi does not comply with the project timetable, OpNext Japan may terminate the R&D Project. If Hitachi has taken Commercially Reasonable Efforts to complete such R&D Project and has taken reasonable steps to minimize any delays, and for reasons beyond Hitachi’s (not in its capacity as a shareholder of OpNext, Inc.) control such R&D Project has been delayed, OpNext Japan shall pay all reasonable expenses incurred by Hitachi up until the time of the termination of such R&D Project. Hitachi shall be responsible for compliance with all applicable laws relating to such personnel, facilities and resources and for any claims or liabilities relating so thereto, including personal injury, property damage and/or product liability.
     5. Within sixty (60) days after the Second Closing Date, Hitachi shall propose invention disclosure, record keeping procedures and processing guidelines covering the procedures for obtaining invention disclosures and identification of other Intellectual Property discovered or developed during each R&D Project under this R&D Agreement, documentation requirements and a timetable for applying for or registering patent applications, copyright registration and other forms of Intellectual Property protection (“IP Procedures”), subject to OpNext Japan’s written approval, which shall not be unreasonably withheld, unreasonably delayed or unreasonably conditioned. Hitachi shall also make available records and documentation to support the ownership of the Intellectual Property resulting from each R&D project under this R&D Agreement during the term of the R&D Agreement and for the respective terms of the patents provided, however, if both parties reasonably agree to abandon any such Intellectual Property, Hitachi shall not be obligated to maintain any records for such abandoned Intellectual Property. Hitachi shall maintain creation and discovery documentation of any Intellectual Property resulting from an R&D Project under this R&D Agreement in accordance with Hitachi’s standard business practice during the term of the R&D Agreement. At OpNext Japan’s request, Hitachi shall provide access to and copies of any such documentation that pertains solely to the Jointly Developed Intellectual Property that is jointly-owned under Section 4(c)(ii) of this R&D Agreement, to OpNext Japan and Hitachi shall maintain such documentation for a one-month period after OpNext Japan has been notified of a patent application filing. OpNext Japan shall also have the right to request copies of creation and discovery documentation for Hitachi R&D IP resulting from an R&D Project under Section 4(c)(i) of this R&D Agreement provided that: (i) such request is made within one month from the time OpNext Japan is notified by Hitachi of a patent application filing; (ii) such documentation is material to OpNext Japan’s business; and (iii) Hitachi approves to provide the copies of such documentation to OpNext Japan, such approval not to be unreasonably withheld, unreasonably delayed or unreasonably conditioned. Notwithstanding the above, Hitachi shall maintain the creation and discovery documentation for Hitachi R&D IP resulting from an R&D Project under Section 4(c)(i) of this R&D Agreement until it has determined whether such documentation shall be provided to OpNext Japan.
     6. Prior to commencing and during each R&D Project, Hitachi shall notify OpNext Japan in writing to the extent Hitachi believes that any Hitachi R&D IP or Intellectual Property of any other person could be utilized in connection with such R&D Project and which might or would reduce the cost or timetable for such R&D Project. The parties shall negotiate in good faith and on reasonable terms to agree on whether or not to include such Hitachi R&D IP or other Intellectual Property in the R&D Project and on the applicable license terms.

     7. Hitachi shall provide to OpNext Japan reasonable training, documentation and manuals in connection with each R&D Project, except materials subject to the restriction under Third Party License Agreements.
     8. Hitachi represents, warrants and covenants that the R&D Support provided by Hitachi and the deliverables and other work product from each R&D Project and the use, manufacturing, sale, license, lease or other distribution of thereof by OpNext Japan will comply with all applicable laws and regulations.
     9. Hitachi shall obtain assignments from all employees or other personnel working on any of the R&D Projects that are sufficient under all applicable laws to grant to Hitachi ownership of all Intellectual Property developed during each R&D Project that Hitachi has agreed to assign to OpNext Japan.
     10. During the term of the R&D Agreement Hitachi will provide reasonable post-acceptance support to OpNext Japan with respect to the deliverables and products resulting from each R&D Project.
General
     All correspondence and other communications between the parties in connection with R&D Projects shall be primarily conducted in the Japanese language, provided both parties shall cooperate with each other in facilitating any translations of these documents into the English language.

EXHIBIT E
ARBITRATION PROCEDURES
a.	Appointment of Arbitrators. The arbitration shall be heard and determined by a panel of three (3) persons. Each party shall have the right to designate one (1) member of the panel. The party requesting arbitration shall communicate its request in writing, identifying the nature of the dispute and the name of its arbitrator, to the other party (“Arbitration Request”). The other party shall then name, in writing, its arbitrator within fifteen (15) Business Days (as defined in the Stock Purchase Agreement) after receipt of the Arbitration Request. Failure or refusal of the other party to name its arbitrator within the fifteen (15) day time period shall empower the only appointed arbitrator to name the second arbitrator. Within twenty-five (25) Business Days after the Arbitration Request, the two (2) arbitrators shall mutually select a third impartial and neutral arbitrator to the panel. If the two (2) arbitrators are unable to agree upon an arbitrator within forty-five (45) Business Days after the Arbitration Request then within sixty-five (65) Business Days after the Arbitration Request, the ICC shall appoint a third arbitrator.

b.	Governing Law and ICC. All disputes submitted to arbitration under this R&D Agreement shall be governed by the laws specified in the agreement that is the subject of the dispute. The arbitration rules of the International Chamber of Commerce (“ICC”) shall apply to any arbitration under this R&D Agreement, except to the extent the provisions of this Exhibit E vary therefrom. ICC shall administer the arbitration. Decisions of the panel shall be made by majority vote. The panel may not award punitive damages, injunctions, specific performance or temporary restraining orders.

c.	Expedited Schedule. The arbitration shall be conducted on an expedited schedule. Unless otherwise agreed by the parties, the parties shall make their initial submissions to the panel within seventy five (75) Business Days after the Arbitration Request. Within one hundred twenty (120) Business Days after the Arbitration Request, each party shall supply to the other party all documents that such party intends to introduce or upon which such party intends to rely in connection with such proceeding, as well as a list of any and all witnesses whose testimony such party intends to introduce in connection with such proceeding (with a brief summary of their area of testimony). Additional documents or witnesses may be introduced only if a majority of the arbitrators determine that good cause has been shown. Each party shall also have the right to submit written briefs to the arbitrators in accordance with a timetable to be established by the arbitrators. Unless agreed by the parties otherwise, the hearing shall commence within one hundred fifty (150) Business Days after the Arbitration Request and shall be completed within two hundred twenty five (225) Business Days after the Arbitration Request.

d.	Discovery. The parties shall be entitled to discovery of all documents and information reasonably necessary for a full understanding of any dispute raised in the arbitration relating to this R&D Agreement. The parties may use all methods of discovery available under the Japanese Code of Civil Procedure and/or the United States Federal Rules of Civil Procedure, including depositions, requests for admission and requests for production of documents. The time periods applied to these discovery methods shall be set by the panel so as to permit compliance with the scheduling provisions of this Exhibit E.

e.	Communication with Arbitrators. Each party shall communicate with the arbitrators only in the presence of the other party or by writing delivered to the ICC for transmittal to the arbitrators and the other party.

f.	Prompt Award. Unless otherwise agreed by the parties, the award shall be made promptly by the panel (in any event, no later than thirty (30) Business Days from the closing of the hearing). Unless otherwise agreed by the parties, the decision and award by the panel shall be reasoned, explain the basis of the decision and be in writing. Any failure to render the award within the foregoing time period shall not affect the validity of such award.

g.	Binding Decisions. The decision or award rendered or made in connection with the arbitration shall be final and binding upon the parties thereto. The prevailing party may present the decision or award to any court of competent jurisdiction for confirmation, and such court shall enter forthwith an order confirming such decision or award. The arbitration award shall allocate the expenses of the arbitrator(s) and of the arbitration, between the parties in a manner corresponding to the extent to which one (1) party prevails over the other.

h.	Location. Based upon the factors set forth below, the arbitrators shall select one or more of the following cities for the location of the arbitration proceedings: Tokyo, Japan; London, United Kingdom; or New York, U.S.A. The arbitrators shall take into account: (i) the relationship between the acts and circumstances surrounding the dispute and the arbitration location; (ii) the availability and location of witnesses; and (iii) the accessibility and location of evidence.

i.	Confidentiality. All arbitration proceedings undertaken pursuant to this Exhibit E and any awards or decisions resulting therefrom shall be deemed to be confidential between the parties thereto. To the extent either party maintains in good faith that any documents submitted or testimony introduced in connection with such arbitration contains confidential information or trade secrets, the parties shall negotiate in good faith in an effort to reach agreement regarding terms and conditions for keeping such materials and testimony confidential. If the parties are unable to agree upon such terms, the arbitrators shall have the right to impose appropriate restrictions to maintain the confidentiality of any confidential information or trade secrets in connection with the arbitration.

FIRST AMENDMENT TO OPNEXT JAPAN R&D AGREEMENT
          THIS FIRST AMENDMENT TO OPNEXT JAPAN R&D AGREEMENT (this “Amendment”) is entered into as of October 1, 2002 (the “Amendment Date”) by and among Hitachi, Ltd., a corporation existing under the laws of Japan (“Hitachi”), OpNext Japan, Inc., a corporation existing under the laws of Japan (“OpNext Japan”) and a Wholly-Owned Subsidiary of OpNext, Inc., a Delaware corporation (“OpNext”) and Opto-Device, Ltd., a corporation existing under the laws of Japan (“Opto-Device”). All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the OpNext Japan R&D Agreement (as defined below) or Opto-Device Stock Purchase Agreement (as defined below).
RECITALS
          WHEREAS, Hitachi and OpNext Japan have entered into that certain Research and Development Agreement dated as of July 31, 2001 (the “R&D Agreement”);
          WHEREAS, pursuant to the terms of the Business Transfer Agreement, dated July 24, 2002, by and between Hitachi and Opto-Device (the “Opto-Device Business Transfer Agreement”), and the Stock Purchase Agreement, dated October 1, 2002, by and between Hitachi and OpNext (the “Opto-Device Stock Purchase Agreement”), Hitachi and OpNext Japan desire to amend the R&D Agreement in accordance with this Amendment;
          WHEREAS, the Opto-Device Business Transfer Agreement provides the terms and conditions under which Hitachi sold to Opto-Device all of the Assets, which are necessary or reasonably required for the operation of the HTS Business (as defined below) and SIC Business (as defined below);
          WHEREAS, simultaneously with the execution of this Amendment, Hitachi and OpNext are entering into the Opto-Device Stock Purchase Agreement pursuant to which OpNext will acquire all of the outstanding capital stock of Opto-Device; and
          WHEREAS, Hitachi, OpNext Japan and Opto-Device desire to enter into this Amendment to amend the R&D Agreement to provide that Opto-Device shall agree to be bound by the R&D Agreement on substantially the same terms and conditions as OpNext Japan, to expand the scope of the R&D Agreement to include research and development support related to the SIC Business and the HTS Business, in addition to the OpNext Japan Business (as defined below), and to extend the term of the R&D Agreement to the tenth (10th) anniversary of the Closing Date of the Opto-Device Stock Purchase Agreement.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

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Section 1. Amendment Date.
          This Amendment shall be effective as of October 1, 2002. R&D Projects requested by OpNext Japan prior to the Amendment Date shall be governed by the R&D Agreement. R&D Projects requested by either OpNext Japan or Opto-Device after the Amendment Date shall be governed by the R&D Agreement as amended by this Amendment. This Amendment and any amendments made to the provisions of the R&D Agreement shall have no retroactive effect. For the purposes of Opto-Device and Future R&D Projects related to the HTS Business and SIC Business, references in the R&D Agreement to the First Closing Date and Second Closing Date shall mean the Amendment Date.
Section 2. Additional Party.
          The preamble of the R&D Agreement shall be amended to include Opto-Device as a party to the R&D Agreement as amended by this Amendment and all references to “OpNext Japan” in the R&D Agreement shall be deemed to refer to both OpNext Japan and Opto-Device. For the avoidance of doubt, with respect to ownership of “OpNext Japan R&D IP” and “Jointly Developed Intellectual Property,” references to “OpNext Japan” shall be deemed to refer to OpNext Japan if OpNext Japan funded the development of such intellectual property or to Opto-Device if Opto-Device funded the development of such intellectual property. Where the R&D Agreement refers to the “parties” to the R&D Agreement, such term shall be interpreted as the context so requires (for instance, in certain provisions, such as those relating to expenses, the “parties” shall be deemed to refer to (i) Hitachi and OpNext Japan or (ii) Hitachi and Opto-Device).
Section 3. Amendments to Section 1.
          (1) Section 1 of the R&D Agreement is hereby amended by deleting clause (b) in its entirety and replacing it with the following clause (b):
     (b) “Assigned IP” shall have the meaning set forth in Section 5(b) of the Stock Contribution Agreement and the meaning set forth in Section 5(b) of the Opto-Device Stock Purchase Agreement.
          (2) Section 1 of the R&D Agreement is hereby amended by deleting clause (d) in its entirety and replacing it with the following clause (d):
     (d) “Business” shall mean the OpNext Japan Business, the HTS Business and the SIC Business.
          (3) Section 1 of the R&D Agreement is hereby amended by deleting clause (h) in its entirety and replacing it with the following clause (h):
     (h) “Current R&D Projects” shall mean (i) with respect to OpNext Japan, the research and development projects (including any planned or proposed research and development projects) related to OpNext Japan Business existing as of March 31, 2001, as set forth in

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Exhibit A and (ii) with respect to Opto-Device, the research and development projects (including any planned or proposed research and development projects) related to the HTS Business or the SIC Business existing as of October 1, 2002 as set forth in Exhibit A, as applicable.
          (4) Section 1 of the R&D Agreement is hereby amended by deleting clause (k) in its entirety and replacing it with the following clause (k):
     (k) “Future R&D Projects” shall mean research and development projects related to (1) the OpNext Japan Business to be undertaken by OpNext Japan and/or its Affiliates or by Hitachi on behalf of OpNext Japan, on and after April 1, 2001 and (2) the SIC Business or the HTS Business to be undertaken by Opto-Device and/or its Affiliates or by Hitachi on behalf of Opto-Device, on and after October 1, 2002.
          (5) Section 1 of the R&D Agreement is hereby amended by deleting clause (q) in its entirety and replacing it with the following clause (q):
     (q) “Licensed IP” shall have the meaning set forth in Section 3(a) of the IP License Agreement and the meaning set forth in Section 3(a) of the Opto-Device IP License Agreement (as defined below).
          (6) Section 1 of the R&D Agreement is hereby amended by deleting clause (w) in its entirety and replacing it with the following clause (w):
     (w) “New Development Costs” shall mean (1) all of the costs related to a particular R&D Project incurred after commencement of such R&D Project on and after April 1, 2001 with respect to R&D Projects relating to the OpNext Japan Business and (2) all of the costs related to a particular R&D Project incurred after commencement of such R&D Project on and after October 1, 2002 with respect to R&D Projects relating to the SIC Business or the HTS Business. New Development Costs shall include operating expenses and charges for the use of any tangible property made available for use in the R&D Project but shall not include the consideration for the use of any existing or underlying Intellectual Property owned or controlled by either party that is used for such R&D Project.
          (7) Section 1 of the R&D Agreement is hereby amended by adding the following clauses:
     (kk) “HTS Business” shall mean the business of manufacturing opto-device laser diodes, laser diode modules, photo diodes, modulators and infra-red emitting diodes for telecommunication, information application and industrial uses operated by Hitachi Tohbu Semiconductor, Ltd. as of October 1, 2002.

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     (ll) “SIC Business” shall mean the business of designing, developing, manufacturing, selling and distributing opto-device laser diodes, laser diode modules, photo diodes, modulators and infra-red emitting diodes for telecommunication, information application and industrial uses operated by Hitachi’s Semiconductor and Integrated Circuits Group as of October 1, 2002.
     (mm) “OpNext Japan Business” shall mean Hitachi’s fiber optic component business of designing, developing, manufacturing, marketing, distributing and selling Products (as defined in the Stock Contribution Agreement) operated by Hitachi’s Telecommunications Systems Division as of the First Closing and as operated by OpNext Japan between the First Closing and the Second Closing Date.
     (nn) “Opto-Device IP License Agreement” shall mean that certain Intellectual Property License Agreement, dated as of October 1, 2002, by and between Hitachi and Opto-Device.
     (oo) “Opto-Device Stock Purchase Agreement” shall mean that certain S tock Purchase Agreement, dated October 1, 2002, by and between Hitachi and OpNext.
Section 4. Amendments to Section 3.
          Section 3(a) of the OpNext R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following clause 3(a):
     3(a) Hitachi. Nothing contained in this R&D Agreement shall limit in any way Hitachi’s ability to continue to conduct research and development activities for other Hitachi business units, including its Affiliates and Subsidiaries, including any fiber optical component business (e.g., semiconductors and cable) subject to the Nonsolicitation or Noncompetition provision in Section 12 of the Stockholders’ Agreement, as amended by the First Amendment to Stockholders’ Agreement b y among OpNext, Inc., Hitachi, Clarity, Holdings I and Holdings II (and as otherwise amended, supplemented or modified from time to time); provided, however, the terms and conditions of this R&D Agreement shall be subject to the terms and conditions of any existing agreements related to the governmental R&D projects, the joint R&D projects with national and public universities or private universities, the R&D projects requested by other Hitachi Subsidiaries or the joint R&D projects with any other agency or organization (collectively, the “Existing R&D Agreements”). Prior to the commencement of any R&D Project, Hitachi shall disclose to OpNext Japan any restrictions contained in the Existing R&D Agreements related to such R&D Project.

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Section 5. Amendments to Section 5.
          (1) Section 5 of the R&D Agreement is hereby amended by deleting clause (a) in its entirety and replacing it with the following clause (a):
               (a) OpNext Japan R&D IP License.
          (i) OpNext Japan will license, and does hereby license effective as of the First Closing Date, the OpNext Japan R&D IP to Hitachi and its Wholly-Owned Subsidiaries on a fully paid-up, non-exclusive, perpetual and irrevocable basis, to use, make, have made, sell, advertise, offer to sell, lease, import, export and supply products and services throughout the world. For the avoidance of doubt, this R&D Agreement does not grant Hitachi or its Wholly-Owned Subsidiaries the right to sublicense the OpNext Japan R&D IP and Hitachi and its Wholly-Owned Subsidiaries shall not have the right to sublicense the OpNext Japan R&D IP without the prior written consent of OpNext Japan, not to be unreasonably withheld, unreasonably delayed or unreasonably conditioned.
          (ii) Status of Wholly-Owned Subsidiaries.
                    (1) License to OpNext Japan R&D IP. If at any time a Wholly-Owned Subsidiary of Hitachi ceases to remain a Wholly-Owned Subsidiary of Hitachi, Hitachi shall provide written notice of such change to OpNext Japan in accordance with Section 13 of this R&D Agreement and the license under OpNext Japan R&D IP existing as of the date such Wholly-Owned Subsidiary ceases to remain a Wholly-Owned Subsidiary, shall continue, pursuant to the terms and conditions of this R&D Agreement; provided, however, for any OpNext Japan R&D IP that is developed after a Wholly-Owned Subsidiary ceases to remain a Wholly-Owned Subsidiary, the parties shall negotiate in good faith and on commercially reasonable terms a new license governing such Intellectual Property.
                    (2) Sublicenses. For the avoidance of doubt, this R&D Agreement does not grant Wholly-Owned Subsidiaries of Hitachi the right to sublicense the OpNext Japan R&D IP and an entity that ceases to remain a Wholly-Owned Subsidiary of Hitachi shall not have the right to sublicense the OpNext Japan R&D IP without the prior written consent of OpNext Japan, not to be unreasonably withheld, unreasonably delayed or unreasonably conditioned; provided, however, that to the extent any sublicenses have been granted with OpNext Japan’s prior written consent with respect to the OpNext Japan R&D IP during the time such entity is a Wholly-Owned Subsidiary of Hitachi, such sublicenses shall continue, pursuant to the terms and conditions of this R&D Agreement and such sublicense.

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          (2) Section 5(b) of the R&D Agreement is hereby amended by inserting “(i)” after the section heading “Hitachi R&D IP License.” and before the first sentence of such section and adding the following clause (ii):
     (ii) Status of Subsidiaries. If at any time a Subsidiary or Wholly-Owned Subsidiary of OpNext Japan or a Subsidiary or Wholly-Owned Subsidiary of OpNext ceases to remain a Subsidiary or Wholly-Owned Subsidiary (as appropriate) to the extent any sublicenses have been granted by OpNext Japan or OpNext to such entity with respect to the Licensed Hitachi R&D IP during the time such entity is such a Subsidiary or Wholly-Owned Subsidiary (as appropriate), such sublicenses of Licensed Hitachi R&D IP existing as of the date such entity ceases to remain a Subsidiary or Wholly-Owned Subsidiary (as appropriate) shall continue, pursuant to the terms and conditions of this R&D Agreement and such sublicense.
Section 6. Amendments to Section 6.
          (1) Section 6(c) of the R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following clause (c):
     (c) Infringement of Licensed Hitachi R&D IP. To the extent a competitor of the Business is infringing the Licensed Hitachi R&D IP in OpNext Japan’s reasonable business judgment and such infringement is material to either (x) the OpNext Japan Business or (y) the SIC Business and the HTS Business, Hitachi, in its sole discretion, will protect OpNext Japan’s interest by either: (i) initiating and maintaining legal proceedings with respect to such alleged infringement or misappropriation against any such Person on behalf of OpNext Japan or (ii) by taking some other appropriate action that will not have a Material Adverse Effect on the ongoing business of OpNext Japan, Inc. or Opto-Device, Ltd.; provided that with respect to clauses (i) and (ii), the parties shall consult and cooperate with each other in determining how to respond to the infringing activities. For the avoidance of doubt, Hitachi may or may not consult with OpNext Japan, Inc. or Opto-Device, Ltd. prior to determining whether to pursue (i) or (ii). Upon the resolution of such infringement by settlement or otherwise, any damages, profits and awards of whatever nature recoverable for such infringement shall, after deducting the parties’ expenses, be reasonably allocated between the parties based on the facts and circumstances of the infringement. The parties will reasonably consider the option of settling any such matter by granting a sublicense of all or portion of the Licensed Hitachi R&D IP.

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          (2) Section 6 of the R&D Agreement is hereby amended by adding the following clause (d):
     (d) Guaranty.
     (i) Hitachi.
                    (1) Hitachi will use reasonable best efforts to cause its Wholly-Owned Subsidiaries (for so long as they are Wholly-Owned Subsidiaries) to comply with the terms and conditions of this R&D Agreement and Hitachi shall be liable for any breach of such terms and conditions.
                    (2) Hitachi will use reasonable best efforts to cause its Wholly-Owned Subsidiaries that cease to remain Wholly-Owned Subsidiaries to comply with the terms and conditions of this R&D Agreement applicable to such entities and Hitachi shall be liable for any breach of such terms and conditions.
               (ii) OpNext Japan. OpNext Japan will use reasonable best efforts to cause its sublicensees authorized pursuant to Section 5(b) to comply with the terms and conditions of this R&D Agreement applicable to such entities and sublicense, and OpNext Japan shall be liable for any breach of such terms and conditions.
Section 7. Amendments to Section 8.
          Section 8 of the R&D Agreement is hereby amended by adding after clause (f) the following clauses:
     (g) Indemnification by Hitachi. From and after October 1, 2002, Hitachi shall indemnify Opto-Device and its Affiliates and each of their respective officers, directors, members, stockholders, partners, employees and agents (as applicable) and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from: (i) any breach of any representation or warranty of Hitachi contained in this R&D Agreement; or (ii) any breach of any covenant of Hitachi contained in this R&D Agreement; except to the extent that Opto-Device, its Affiliates, their agents and/or their independent contractors have tortiously contributed in an intentional or grossly negligent manner to the event in question. Notwithstanding the foregoing, in no event shall Hitachi indemnify Opto-Device under this indemnity provision for claims under Section 8(g)(i) brought on or after one (1) year after October 1, 2002 and in no event shall Hitachi’s obligations under this provision exceed an amount of one billion (1,000,000,000) Yen.
     (h) IP Infringement Indemnification. With respect to third party patent or copyright infringement claims or trade secret misappropriation claims regarding products, processes or methods related to the Business as it is conducted after October 1, 2002, Hitachi and Opto-Device shall jointly defend such action but only to the extent that such

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claim involves OpNext Japan R&D IP resulting from (a) the Current R&D Projects related to the HTS Business or the SIC Business or (b) Hitachi R&D IP. If a third party patent or copyright infringement claim or trade secret misappropriation claim is made against Opto-Device for a new product design that is developed on or after October 1, 2002: (i) Hitachi shall be responsible for the settlement amount of any such claim (provided that prior written approval is obtained) or the resulting liability of any such claim only to the extent such claim results from a Current R&D Project related to the HTS Business or the SIC Business; (ii) Opto-Device shall be responsible for the settlement amount of any such claim (provided that prior written approval is obtained) or the resulting liability of any such claim to the extent that it arises from OpNext Japan R&D IP relating to the HTS Business or the SIC Business for which Opto-Device has paid one hundred percent (100%) of the New Development Costs irrespective of whether such claim results from a Current R&D Project or a Future R&D Project; and (iii) Opto-Device and Hitachi shall be jointly responsible for the settlement amount of any such claim (provided that prior written approval is obtained) for the resulting liability of any such claim to the extent it arises from Jointly Developed Intellectual Property in the same proportion as the parties agreed to allocate the New Development Costs prior to commencement of the R&D Project. To the extent there is a dispute regarding the allocation of the parties’ liabilities under this subsection, the parties shall negotiate in good faith what the allocation of liability should be. If the parties are unable to agree even after good faith negotiations, the parties shall submit the issue to arbitration pursuant to the arbitration procedures set forth in Exhibit E hereto. In the event that either party submits the dispute to arbitration, both parties shall cooperate in such binding arbitration in accordance with Exhibit E. Notwithstanding the foregoing, in no event shall either party indemnify the other under this infringement and misappropriation indemnity provision for claims brought on or after one (1) year after October 1, 2002 and in no event shall either party’s obligations under this provision exceed an amount of one billion (1,000,000,000) Yen. The indemnification under this Section 8 shall be provided in accordance to the procedures set forth in Section 11 of the Opto-Device IP License Agreement.
     (i) Indemnification by Opto-Device. From and after October 1, 2002, Opto-Device shall indemnify Hitachi and its Affiliates and each of their respective officers, directors, members, stockholders, partners and employees (as applicable) against and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from: (1) any breach of any representation or warranty by Opto-Device contained in this R&D Agreement; or (2) any breach of any covenant of Opto-Device contained in this R&D Agreement; except to the extent that Hitachi, its Affiliates, their agents and/or their independent contractors have tortiously contributed in an intentional or grossly negligent manner to the event in question. Notwithstanding the foregoing,

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in no event shall Opto-Device indemnify Hitachi under this indemnity provision for claims under Section 8(i)(l) brought on or after one (1) year after October 1, 2002 and in no event shall Opto-Device’s obligations under this provision exceed an amount of one billion (1,000,000,000) Yen.
     (j) Limitations on Indemnification.
               For the avoidance of doubt:
               (1) an indemnifying party’s liability under Sections 8(c)(i), 8(d) and 8(e)(i) of this R&D Agreement, Sections 11(b), 11(c)(i) and 11(d)(i) and (iii) of the IP License Agreement or Sections 13(a)(i) and 13(a)(v), 13(b), 13(c) and 13(d)(i) and 13(d)(vi) (as Sections 13(a) and 13(d) relate to Assigned IP, Licensed IP or any other Intellectual Property relevant to the OpNext Japan Business) of the Stock Contribution Agreement in the aggregate shall in no event exceed four hundred and twenty-eight point six million dollars ($428.6 million); and
               (2) an indemnifying party’s liability under Sections 11(b), 11(c)(i) and 11(d)(i) and (iii) of the Opto-Device IP License Agreement or Sections 17(a)(i) and 17(a)(iv), 17(b), 17(c) and 17(d)(i) and 17(d)(vi) (as Sections 17(a) and 17(d) relate to Assigned IP, Licensed IP or any other Intellectual Property relevant to the SIC Business and HTS Business) of the Stock Purchase Agreement or Sections 8(g)(i), 8(h) and 8(i)(1) of this R&D Agreement in the aggregate shall in no event exceed one billion Yen (¥ 1,000,000,000).
Section 8. Amendments to Section 10.
          Section 10 of the R&D Agreement is hereby amended by deleting Section 10 in its entirety and replacing it with the following Section 10:
Section 10. Termination. This R&D Agreement will automatically terminate and be of no further force or effect upon the tenth (10th) anniversary of the Closing Date of the Opto-Device Stock Purchase Agreement; provided, however, that the following provisions of this R&D Agreement survive termination of this R&D Agreement: (i) Section 11 relating to the obligation of the parties to keep confidential certain information and data (ii) Section 5(e) to the extent that the Licensed Hitachi R&D IP and/or OpNext Japan R&D IP has not expired; (iii) Section 8 relating to indemnification; and (iii) Section 9 relating to expenses, or any other term which specifically states that it survives termination of this R&D Agreement.
Section 9. Amendments to Section 15.
          Section 15 of the R&D Agreement is hereby amended by deleting Section 15 in its entirety and replacing it with the following Section 15:

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Section 15. Assignment. Except as set forth below, this R&D Agreement and any rights and obligations hereunder shall not be assignable or transferable by OpNext Japan or Hitachi or Wholly-Owned Subsidiaries (whether or not it is a Wholly-Owned Subsidiary at the time) of OpNext Japan or Hitachi (including by operation of law in connection with a merger or sale of stock, or sale of substantially all the assets, of OpNext Japan or Hitachi or Wholly-Owned Subsidiaries of OpNext Japan or Hitachi) without the prior written consent of the other party and any purported assignment without such consent shall be void and without effect; provided, however, that this R&D Agreement, in its entirety, shall be assignable by OpNext Japan (or any successor to OpNext Japan) to OpNext, Inc. or any Wholly-Owned Subsidiary of OpNext, Inc.
Section 10. Hitachi Communication Technologies.
          The R&D Agreement is hereby amended by adding a new section 32 as follows:
Section 32. Hitachi Communication Technologies, Ltd. For purposes of this R&D Agreement, the defined term “Wholly-Owned Subsidiary” shall not include Hitachi’s Wholly-Owned Subsidiary, Hitachi Communication Technologies, Ltd.
Section 11. Amendments to Exhibits.
          (a) Exhibit A to the R&D Agreement is hereby amended by adding to such Exhibit the document attached to this Amendment as Exhibit A-1 (Current R&D Projects related to the HTS Business and the SIC Business).
          (b) Exhibit B to the R&D Agreement is hereby amended by adding to such Exhibit the document attached to this Amendment as Exhibit B-1 (Intellectual Property resulting from the Current R&D Projects related to the HTS Business and the SIC Business).
Section 12. No Other Amendments.
          Except as expressly set forth herein, all other terms and conditions of the R&D Agreement shall remain unmodified, in full force and effect and shall apply to this Amendment.
Section 13. Governing Law.
          This Amendment shall be governed by and construed in accordance with the laws of Japan without giving effect to any choice-of-law or conflict-of-law provision or rule (whether of Japan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than of Japan. Regardless of the law applied, because this contract is in English, the terms and conditions of this contract will be interpreted in

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accordance with the meaning of the words in American colloquial English, notwithstanding any meaning of any word when translated into its Japanese equivalent.
Section 14. Dispute Resolution.
          In the event of any dispute under this Amendment, as a condition precedent to either party seeking arbitration, in connection therewith, the parties will attempt to resolve such dispute by good faith negotiations (except for actions seeking injunctive relief). Such negotiations shall first involve the individuals designated by the parties as having general responsibility for the R&D Agreement. If such negotiations do not result within thirty (30) days from written notice of either party indicating that a dispute exists (a “Dispute Notice”) in a resolution of the dispute, Opto-Device shall nominate one (1) corporate officer of the rank of vice president or higher and Hitachi shall nominate one (1) corporate officer of the rank of Board Director or higher, which corporate officers shall meet in person and attempt in good faith to negotiate a resolution to the dispute. In the event the corporate executives are unable to resolve the dispute within forty-five (45) days of receipt by either party of a Dispute Notice, a party may refer the matter to arbitration (except in the case of disputes arising under Section 11(c) for which the parties may seek injunctive relief). In the event that either party submits the dispute to arbitration, both parties shall cooperate in such binding arbitration in accordance with Exhibit E to the R&D Agreement.
Section 15. Interpretation.
          The headings and captions contained in this Amendment and in any Exhibit are for reference purposes only and do not constitute a part of this Amendment. The use of the word “including” herein shall mean “including without limitation.”
Section 16. Severability.
          Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Amendment in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
Section 17. Counterparts.
          This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
*****

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SIGNATURE PAGE TO FIRST AMENDMENT TO OPNEXT JAPAN R&D AGREEMENT
          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the Amendment Date.

OPNEXT JAPAN, INC.

By:	/s/ Tadayuki Kanno

Tadayuki Kanno
President

HITACHI, LTD.

By:	/s/ Satoru Ito

Satoru Ito
President and Chief Executive Officer,
Semiconductor & Integrated Circuits

OPTO-DEVICE, LTD.

By:	/s/ Yasutoshi Kashiwada

Yasutoshi Kashiwada
President

EXHIBIT A-1
Current R&D Projects related to the HTS Business and the SIC Business
Attached

A-1

EXHIBIT B-1
Intellectual Property resulting from the Current R&D Project related to th HTS
Business and the SIC Business
Attached

B-1

SECOND AMENDMENT TO OPNEXT JAPAN R&D AGREEMENT
          THIS SECOND AMENDMENT TO OPNEXT JAPAN R&D AGREEMENT (this “Amendment”) is entered into as of October 27, 2006 (the “Amendment Date”), by and between Hitachi, Ltd., a corporation existing under the laws of Japan (“Hitachi”) and Opnext Japan, Inc., a corporation existing under the laws of Japan (“Opnext Japan”) and a Wholly-Owned Subsidiary of Opnext, Inc., a Delaware corporation (“Opnext, Inc.”), and successor by merger to Opto-Device, Ltd., a corporation formerly existing under the laws of Japan (“Opto-Device”). All capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the R&D Agreement (as defined below).
RECITALS
          WHEREAS, Hitachi and Opnext Japan have entered into that certain Research and Development Agreement dated as of July 31, 2001 (the “Original R&D Agreement”), as amended by the First Amendment thereto dated as of October 1, 2002 (the “First Amendment” and together with the any other amendments to the Original R&D Agreement, the “R&D Agreement”); and
          WHEREAS, Hitachi and Opnext Japan desire to enter into this Amendment to further amend the R&D Agreement as set forth herein.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
Section 1. Amendment Date.
          This Amendment shall be effective as of the Amendment Date. This Amendment and any amendments made to the provisions of the R&D Agreement hereunder shall have no retroactive effect.
Section 2. Amendment.
          (1) Section 1(o) of the R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
“Jointly Developed Intellectual Property” shall mean all Intellectual Property resulting from an R&D Project under this R&D Agreement in accordance with Section 4(c)(ii) hereof, and shall exclude Hitachi R&D IP, Licensed IP and Assigned IP and Opnext Japan R&D IP.
          (2) Section 2(c)(ii) of the R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following Section 2(c)(ii):
(ii) Termination Conditions. Such license shall not be terminated or its exploitation enjoined, until and unless: (i) Opnext Japan has committed

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a material breach of its obligations under this R&D Agreement, Hitachi has given written notice of such breach to Opnext Japan and such breach remains uncured after sixty (60) days of receiving notice of such breach (the “Cure Period”), or, in the case of a breach that cannot be cured within such Cure Period, Opnext Japan has not instituted within such Cure Period steps necessary to remedy the default and/or thereafter has not diligently pursued the same to completion; or (ii) Opnext Japan has committed an incurable material breach. In the event the breach is a curable breach that cannot be cured within the Cure Period but with respect to which Opnext Japan has instituted steps necessary to remedy the default and is thereafter diligently pursuing such cure, both parties shall negotiate to determine whether further pursuit of such cure is reasonable. If the parties cannot agree on a resolution in such negotiations, then this issue shall be referred to arbitration pursuant to the arbitration procedures set forth in Exhibit E hereto to decide whether such breach can be cured or any other alternative remedy should be adopted. In the event the breach is an incurable breach, (i) the parties agree that the matter shall be referred to arbitration pursuant to the arbitration procedures set forth in Exhibit E hereto to determine the appropriate remedy, and (ii) Opnext Japan shall provide an on-going plan to address the prevention of such a breach occurring again reasonably acceptable to Hitachi within sixty (60) days of written notice of the breach and shall implement and comply with such plan within the time period set forth in such plan. In the event that either party submits the dispute to arbitration, both parties shall cooperate in such binding arbitration in accordance with Exhibit E.
          (3) Section 2(c)(iii) of the R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following Section 2(c)(iii):
          (iii) License Term. The license to the Intellectual Property licensed pursuant to Section 2(c)(i) shall be irrevocable and: (i) with respect to patent rights, shall survive for so long as any applicable patent is valid; and (ii) with respect to all other Intellectual Property, shall be perpetual.
          (4) The last sentence of Section 4(a) of the R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following sentence:
          Hitachi shall cooperate with Opnext Japan in a reasonable manner in obtaining such protection, including, obtaining signatures of Hitachi employees, contractors and/or officials on official papers.
          (5) The last sentence of Section 4(b) of the R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following sentence:

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          Hitachi shall have the right to apply, in its own name and at its own expense, for Intellectual Property protection in Hitachi R&D IP and, if requested, Opnext Japan shall cooperate with Hitachi in any reasonable manner in obtaining such protection, including, obtaining signatures of Opnext Japan employees, contractors and/or officials on official papers.
          (6) Section 4(c)(ii)(1) of the R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following Section 4(c)(ii)(1):
          (1) If the R&D Project is jointly funded by the parties and either: (A) Opnext Japan contributes fifty percent (50%) or more of the New Development Costs to the R&D Project; or (B) Opnext Japan contributes less than fifty percent (50%) of the New Development Costs to the R&D Project but (i) one or more employees or contractors (other than employees of Hitachi or its Subsidiaries) of Opnext Japan are “inventors” under the applicable patent laws of the applicable jurisdiction or (ii) the parties determine through good faith negotiations that Opnext Japan contributed to the R&D Project in some other fashion, and in both (A) and (B) above the resulting Intellectual Property can clearly be identified with reasonable certainty as that resulting from such R&D Project, then such Intellectual Property shall be deemed Jointly Developed Intellectual Property and shall be owned jointly by the parties and either party may practice such Jointly Developed Intellectual Property without an accounting or compensation to, or the consent of, the other party. Except as set forth in Section 4(c)(iii) below, if either party desires to license any of its rights to the Jointly Developed Intellectual Property herein to a third party, it shall obtain the prior written consent of the other party hereto. Each party shall have the right to apply, in both parties’ names, for Intellectual Property protection in the Jointly Developed Intellectual Property. The parties shall agree on the proper way and strategy for proceeding with all protection of the Jointly Developed Intellectual Property in accordance with the R&D Procedures. All expenses incurred in obtaining and maintaining Intellectual Property protection in the Jointly Developed Intellectual Property shall be equally shared by the parties. In the event that one (1) of the parties elects not to seek or maintain patent or other intellectual or industrial property protection for any Jointly Developed Intellectual Property in any particular country or not to share equally in the expenses thereof with the other party, the other party shall have the right to seek or maintain such protection at its sole expense in such country and shall have full control over the prosecution and maintenance thereof even though title to any patent or other intellectual or industrial property protection issuing therefrom shall be jointly owned by the parties.
          (7) Section 5(d) of the R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following Section 5(d):

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     (d) Termination Conditions. Such a license of Opnext Japan R&D IP to Hitachi and of Licensed Hitachi R&D IP to Opnext Japan shall not be terminated or its exploitation enjoined, until and unless: (i) the licensee has committed a material breach of its obligations under this R&D Agreement, the licensor has given written notice of such breach to the licensee and such breach remains uncured during the Cure Period, or, in the case of a breach which cannot be cured within such Cure Period, the licensee has not instituted within such Cure Period steps necessary to remedy the default and/or thereafter has not diligently pursued the same to completion; or (ii) the breaching party has committed an incurable material breach. In the event the breach is a curable breach that cannot be cured within the Cure Period but the licensee has instituted steps necessary to remedy the default and is thereafter diligently pursuing such cure, both parties shall negotiate to determine whether further pursuit of the cure is reasonable. If the parties cannot agree on a resolution in such negotiations, then this issue shall be referred to arbitration pursuant to the arbitration procedures set forth in Exhibit E hereto to decide whether such breach can be cured or any other alternative remedy should be adopted. In the event the breach is an incurable breach, (i) the parties agree that the matter shall be referred to arbitration pursuant to the arbitration procedures set forth in Exhibit E hereto to determine the appropriate remedy, and (ii) the breaching party shall provide an on-going plan to address the prevention of such a breach occurring again reasonably acceptable to non-breaching party within sixty (60) days of written notice of the breach and shall implement and comply with such plan within the time period set forth in such plan. In the event that either party submits the dispute to arbitration, both parties shall cooperate in such binding arbitration in accordance with Exhibit E.
          (8) Section 5(e) of the R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following Section 5(e):
     (e) License Term and Review of Obligations.
     (i) License Term. The license to the Opnext Japan R&D IP to Hitachi and Licensed Hitachi Future R&D IP (as defined below) to Opnext Japan shall be irrevocable and: (i) with respect to patent rights, shall survive for so long as any applicable patent is valid; and (ii) with respect to all other Opnext Japan R&D IP and Licensed Hitachi Future R&D IP, shall be perpetual. For purposes of this Section, the term “Licensed Hitachi Future R&D IP” means Licensed Hitachi R&D IP resulting from a Future R&D Project. Notwithstanding the foregoing, (A) if one (1) of the conditions set forth in Section 5(d) is met, (x) Hitachi may terminate the licenses to Licensed Hitachi R&D IP that is developed or filed on or after the effective date of termination and (y) the licenses granted Opnext Japan to Licensed Hitachi Future R&D IP developed or filed prior to the effective date of termination shall continue pursuant to

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the terms and conditions set forth herein and (B) if one (1) of the conditions set forth in Section 5(d) is met, (x) Opnext Japan may terminate the licenses to Opnext Japan R&D IP that is developed or filed on or after the effective date of termination and (y) the licenses granted Hitachi to Opnext Japan R&D IP developed or filed prior to the effective date of termination shall continue pursuant to the terms and conditions set forth herein.
     (ii) Review of Obligations. The obligations set forth in this Section 5 with respect to Licensed Hitachi Other R&D IP (as defined below) shall expire on the tenth (10th) anniversary of the Second Closing Date of the Stock Contribution Agreement; provided, however, that the licenses under Licensed Hitachi Other R&D IP existing as of the tenth (10th) anniversary of the Second Closing Date shall continue, under reasonable terms and conditions to be agreed between the parties, until the expiration of all of such Licensed Hitachi Other R&D IP. Notwithstanding the foregoing, if one (1) of the conditions set forth in Section 5(d) is met, Hitachi may elect to be completely relieved of its obligations set forth in this Section 5 with respect to Licensed Hitachi Other R&D IP. If Hitachi elects to be relieved of its obligations under this Section 5(d), the parties shall renegotiate in good faith and on commercially reasonable terms a new license governing the Licensed Hitachi Other R&D IP. For purposes of this Section, the term “Licensed Hitachi Other R&D IP” means any Licensed Hitachi R&D IP other than Licensed Hitachi Future R&D IP. For the avoidance of doubt, the expiration or termination of Opnext Japan’s rights under this R&D Agreement with respect to Licensed Hitachi Other R&D IP will in no way affect Opnext Japan’s rights with respect to such Licensed Hitachi Other R&D IP, if any, under any other agreement to which Opnext Japan is a party.
          (9) Section 10 of the R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
     This R&D Agreement will automatically terminate and be of no further force or effect upon the fifth anniversary of an Initial Public Offering (as defined in the Stockholders’ Agreement); provided, however, that the provisions of this R&D Agreement identified in Section 29 shall survive expiration or termination of this R&D Agreement.
          (10) Section 11(a) of the R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following Section 11(a):
     (a) Confidentiality Obligations. Confidential Information will not be disclosed or made available by the receiving party, directly or indirectly, to any third party, except as shall be agreed to in writing by the disclosing party. Each of the parties agrees to take all reasonable steps to

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preserve the confidentiality of the other’s Confidential Information in accordance with their respective policies for the protection of their own non-public information (which policies shall provide at least reasonable protection) and agrees that it will be made available only to those employees and contractors as shall have a need to see and use for the purpose of fulfilling that party’s obligations under this R&D Agreement, and any such employee and contractor shall be informed of the confidential nature of the Confidential Information and shall be required to observe the confidentiality obligations in respect thereof. The receiving party shall ensure that all Confidential Information received by it is kept separate (together with all information generated by the receiving party therefrom) from all documents and other records of the receiving party, and that it shall not use, reproduce, transfer or store any of the Confidential Information in an extremely accessible place.
          (11) Section 15 of the R&D Agreement is hereby amended by adding the following clause at the end:
provided, however, that this R&D Agreement, in its entirety, shall be assignable by Opnext Japan (or any successor to Opnext Japan) to Opnext, Inc. or any Wholly-Owned Subsidiary of Opnext, Inc. For the avoidance of doubt, the parties agree that an Initial Public Offering (as defined in the Stockholders’ Agreement) shall not require the consent of Hitachi.
          (12) Section 29 of the R&D Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
Section 29. Survival. To the extent the terms of this R&D Agreement provide for rights, interest, duties, claims, undertakings and obligations subsequent to the termination or expiration of this R&D Agreement other than a termination caused by the termination of the Stock Purchase Agreement, such terms of this R&D Agreement shall survive such termination or expiration, including but not limited to the terms of Sections 1, 4, 5 (with respect to licenses to Intellectual Property (other than Licensed Hitachi Other R&D IP) granted hereunder prior to the effective date of such termination), 6, 8 (subject to the two year survival period from the Second Closing Date), 9, 11, 12, 18, 19, 20, 21, 22, 23, 26-34.
          (13) A new Section 33 is hereby added to the R&D Agreement which provides as follows:
Section 33. Bankruptcy. The parties agree that if a party becomes a debtor or debtor-in-possession under Title 11 of the United States Code (the “Bankruptcy Code”): (i) in the event of a rejection or proposed rejection of this R&D Agreement under Section 365 of the Bankruptcy Code, any and all rights licensed pursuant to this R&D Agreement shall be

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deemed to fall within the definition of “intellectual property” under Section 101 of the Bankruptcy Code and, in connection therewith, Section 365(n) of the Bankruptcy Code shall be implicated by such rejection or proposed rejection; and (ii) notwithstanding Section 365(c) of the Bankruptcy Code or applicable non-bankruptcy law which prohibits, restricts or conditions the assignment or assumption of this R&D Agreement or any of the rights therein, but subject to the debtor-in-possession or trustee, as applicable, otherwise complying with the requirements of Section 365 of the Bankruptcy Code for assumption, the debtor-in-possession or trustee in bankruptcy may assume this R&D Agreement. The parties agree that if a party files for bankruptcy under the laws of any other jurisdiction, the terms of this section will apply to the extent necessary to preserve the rights provided in this Section 33.
          (14) A new Section 34 is hereby added to the R&D Agreement which provides as follows:
Section 34. Injunctive Relief. Each party acknowledges and agrees that the other party’s Intellectual Property and Confidential Information are valuable property of such other party and that a material breach of this R&D Agreement (including unauthorized use of Intellectual Property or disclosure of Confidential Information) will cause irreparable injury for which the injured party does not have an adequate remedy at law and for which monetary remedies are not sufficient. Each party shall be entitled to seek equitable relief (including the granting of injunctive relief in that party’s favor) without the obligation of posting a bond if the other party makes or threatens a material breach of this R&D Agreement (including unauthorized use of Intellectual Property or disclosure of Confidential Information). Each party agrees that equitable relief is not exclusive of other remedies to which the other party may be entitled at law or in equity as a result of any such material breach of this R&D Agreement (including any unauthorized use or disclosure of that party’s Intellectual Property or Confidential Information).
Section 3. No Other Amendments.
          Except as expressly set forth herein, all other terms and conditions of the R&D Agreement shall remain unmodified, in full force and effect and shall apply to this Amendment.
Section 4. Governing Law.
          This Amendment shall be governed by and construed in accordance with the laws of Japan without giving effect to any choice-of-law or conflict-of-law provision or rule (whether of Japan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than of Japan. Regardless of the law applied, because this contract is in English, the terms and conditions of this contract will be interpreted in

7

accordance with the meaning of the words in American colloquial English, notwithstanding any meaning of any word when translated into its Japanese equivalent.
Section 5. Dispute Resolution.
          In the event of any dispute under this Amendment, as a condition precedent to either party seeking arbitration, in connection therewith, the parties will attempt to resolve such dispute by good faith negotiations (except for actions seeking injunctive relief). Such negotiations shall first involve the individuals designated by the parties as having general responsibility for the R&D Agreement. If such negotiations do not result within thirty (30) days from written notice of either party indicating that a dispute exists (a “Dispute Notice”) in a resolution of the dispute, Opnext Japan shall nominate one (1) corporate officer of the rank of vice president or higher and Hitachi shall nominate one (1) corporate officer of the rank of Board Director or higher, which corporate officers shall meet in person and attempt in good faith to negotiate a resolution to the dispute. In the event the corporate executives are unable to resolve the dispute within forty-five (45) days of receipt by either party of a Dispute Notice, a party may refer the matter to arbitration (except in the case of disputes arising under Section 11(c) or Section 34 of the R&D Agreement for which the parties may seek injunctive relief). In the event that either party submits the dispute to arbitration, both parties shall cooperate in such binding arbitration in accordance with Exhibit E to the R&D Agreement.
Section 6. Interpretation.
          The headings and captions contained in this Amendment and in any Exhibit are for reference purposes only and do not constitute a part of this Amendment. The use of the word “including” herein shall mean “including without limitation.”
Section 7. Severability.
          Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Amendment in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
Section 8. Order of Precedence. To the extent of a conflict between this Amendment and the First Amendment, the terms and conditions of this Amendment shall control.

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     Section 9. Counterparts.
          This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
* * * * *

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the Amendment Date.

OPNEXT JAPAN, INC.	HITACHI, LTD.

/s/ Kei Oki	/s/ Naoya Takahashi
Name: Kei Oki	Name: Naoya Takahashi
Title: President	Title: Vice President and Executive Officer
SIGNATURE PAGE TO SECOND AMENDMENT TO OPNEXT JAPAN R&D AGREEMENT

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